                                                                   Exhibit 10.12



                             OFFICE BUILDING LEASE

                                    BETWEEN

                          VETERANS SELF-STORAGE, LLC

                                   LANDLORD

                                      AND

                           KANA COMMUNICATIONS, INC.

                                    TENANT

                             OFFICE BUILDING LEASE
                             ---------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                   Page
                                                                   ----

  1.  BASIC LEASE TERMS                                               1
  2.  PREMISES                                                        4
  3.  TERM                                                            5
  4.  POSSESSION                                                      8
  5.  RENT                                                           10
  6.  ADDITIONAL RENT; OPERATING EXPENSES                            10
  7.  SECURITY DEPOSIT                                               14
  8.  USE                                                            16
  9.  NOTICES                                                        18
 10.  BROKERS                                                        18
 11.  SURRENDER; HOLDING OVER                                        18
 12.  TAXES ON TENANT'S PROPERTY                                     19
 13.  ALTERATIONS                                                    19
 14.  REPAIRS                                                        21
 15.  LIENS                                                          22
 16.  ENTRY BY LANDLORD                                              23
 17.  UTILITIES AND SERVICES                                         23
 18.  BANKRUPTCY                                                     23
 19.  INDEMNIFICATION AND EXCULPATION                                24
 20.  INSURANCE                                                      24
 21.  DAMAGE OR DESTRUCTION                                          27
 22.  EMINENT DOMAIN                                                 29
 23.  TENANT'S DEFAULT; LANDLORD'S REMEDIES                          29
 24.  LANDLORD'S DEFAULT                                             32
 25.  ASSIGNMENT AND SUBLETTING                                      32
 26.  SUBORDINATION                                                  36
 27.  ESTOPPEL CERTIFICATE                                           36
 28.  INTENTIONALLY OMITTED
 29.  RULES AND REGULATIONS                                          37
 30.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S
      MORTGAGEES AND LESSORS                                         37
 31.  DEFINITION OF LANDLORD                                         37
 32.  WAIVER                                                         38
 33.  IDENTIFICATION OF TENANT                                       38
 34.  PARKING                                                        38
 35.  FORCE MAJEURE                                                  39
 36.  SIGNS                                                          39
 37.  LIMITATION ON LIABILITY                                        40

 38.  FINANCIAL STATEMENTS                                           40
 39.  QUIET ENJOYMENT                                                40
 40.  CONDITION OF EFFECTIVENESS OF LEASE                            40
 41.  MISCELLANEOUS                                                  41

SIGNATURE PAGE                                                       42

EXHIBITS:

A    Site Plan
B    Diagram of the Land
C    Work Letter Agreement
D    Notice of Lease Term Dates
E    Rules and Regulations
F    Form of Subordination, Non-Disturbance, and Attornment Agreement

                             OFFICE BUILDING LEASE
                             ---------------------


     THIS OFFICE BUILDING LEASE ("Lease") is made and entered into as of the 8th day of February, 2000, by and between VETERANS SELF-STORAGE, LLC, a California limited liability company ("Landlord"), and KANA COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

     1.   BASIC LEASE TERMS. For the purposes of this Lease, the following terms
          -----------------
shall have the following definitions and meanings:

          (a) Landlord: VETERANS SELF-STORAGE, LLC, a California limited liability company.

          (b)  Landlord's Address:
               (For Rent and Notices)

               20725 Valley Green Drive, Suite 100
               Cupertino, California 95014
               Telephone: (408) 255-4100

               Attention: Derek K. Hunter, Jr.

or such other places as Landlord may from time to time designate by notice to Tenant.

          (c)  Tenant: KANA COMMUNICATIONS, INC., a Delaware corporation.

          (d)  Tenant's Address:

               740 Bay Road
               Redwood City, California  94063
               Telephone: (650) 298-9282

               Attention: General Counsel

          (e) Land: The parcel(s) of real property located in the City of Redwood City (the "City"), County of San Mateo (the "County"), State of California, as shown on Exhibit "B" attached hereto.

          (f) Building: A four (4) story office building to be constructed on the Land, expected to contain approximately sixty-two thousand five hundred (62,500) Rentable Square Feet (subject to adjustment as set forth in Subparagraph 2(e)), as generally shown on Exhibit "A".

          (g) Premises: The Land, the Building, the Parking Structure, and the Outside Areas.

          (h) Parking Structure: A three (3) story parking structure to be constructed on the Land, containing approximately one hundred seventy (170) parking spaces, as generally shown on Exhibit "A".

          (i)  Term:  Ten (10) Lease Years.

          (j) Outside Areas: The parking areas of the Premises other than the Parking Structure, trash areas, roadways, sidewalks, walkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities within the Premises.

          (k) Commencement Date: The Commencement Date shall be the date which is ninety (90) days after the date that the Landlord's Work [as defined in Subparagraph 1(a) of the Work Letter Agreement attached hereto as Exhibit "C" ("Work Letter Agreement")] has been substantially completed (as defined below); provided, however, the Commencement Date may be advanced or extended as follows:
(i) if substantial completion of the Landlord's Work is delayed as a result of any Tenant Delays (as defined in the Work Letter Agreement), then the Commencement Date, as would otherwise have been established as set forth in this sentence, shall be advanced by the number of days of such Tenant Delays; and
(ii) if Tenant is delayed in the substantial completion of the Tenant Improvements beyond the ninety (90) day period set forth in this sentence as a result of Landlord Delays (as defined in the Work Letter Agreement), then for each day of such delay the Commencement Date shall be extended by one (1) day.

          For purposes of this Lease, the Landlord's Work shall be deemed to be "substantially completed" when Landlord's contractor certifies in writing ("Landlord's Work Substantial Completion Certificate") to Landlord and Tenant that Landlord has substantially performed all of the Landlord's Work required to be performed by Landlord under the Work Letter Agreement other than minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to the Premises. Within seven (7) days after Tenant receives the Landlord's Work Substantial Completion Certificate, Tenant shall be entitled to have its architect inspect the Landlord's Work for purposes of confirming the matters set forth in the Landlord's Work Substantial Completion Certificate, provided Tenant shall give Landlord at least forty-eight (48) hours' prior written notice of such inspection. Landlord shall be entitled to have its contractor, architect and/or other representatives present during such inspection by Tenant's architect. If Tenant fails to have its architect inspect the Landlord's Work within the aforesaid seven (7) day period, it shall be deemed that Tenant has waived its right to make such inspection.

          For purposes of this Lease, substantial completion of the Tenant Improvements shall occur on the date that the Tenant Improvements have been substantially completed in accordance with the Final Tenant Improvement Plans and Specifications (hereafter defined in

Subparagraph 3(b) of the Work Letter Agreement) other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's use of the Building.

          (l)  Intentionally Omitted.

          (m) Monthly Base Rent: Monthly Base Rent for the Term shall be as follows:

                                   Monthly Per
     Lease     Building Rentable   Rentable Square
     Year      Square Footage      Foot Base Rent Rate    Monthly Base Rent
     ----      --------------      -------------------  ---------------------

     1         62,500                     $3.25         $203,125.00 per month
     2         62,500                     $3.35         $209,375.00 per month
     3         62,500                     $3.45         $215,625.00 per month
     4         62,500                     $3.55         $221,875.00 per month
     5         62,500                     $3.65         $228,125.00 per month
     6         62,500                     $3.80         $237,500.00 per month
     7         62,500                     $3.95         $246,875.00 per month
     8         62,500                     $4.10         $256,250.00 per month
     9         62,500                     $4.25         $265,625.00 per month
     10        62,500                     $4.40         $275,000.00 per month

          (n)  Intentionally Omitted.

          (o) Security Deposit: $2,115,000.00, consisting of the following: (i) $365,000.00 in cash ("Cash Portion of the Security Deposit"), and (ii) $1,750,000.00 in the form of a letter of credit ("Letter of Credit").

          (p) Tenant Improvements: All tenant improvements installed or to be installed by Tenant within the Premises to prepare the Premises for occupancy by Tenant pursuant to the terms of the Work Letter Agreement.

          (q) Tenant Improvement Allowance: $30.00 per Usable Square Foot of the Building, to be applied as provided in the Work Letter Agreement. The expected total number of Usable Square Feet of the Building for purposes of establishing the Tenant Improvement Allowance amount is fifty-three thousand one hundred twenty-five (53,125) Usable Square Feet.

          Notwithstanding the foregoing in this Subparagraph 1(q) or any other provision of this Lease to the contrary, the Tenant Improvement Allowance shall in no event, and regardless of the actual number of Usable Square Feet of the Building, exceed One Million Five Hundred Ninety-Three Thousand Seven Hundred Fifty and 00/100ths Dollars ($1,593,750.00).

          (r) Permitted Use: (i) General office uses, and (ii) training uses and light research and development uses which are ancillary to Tenant's general office uses.

          (s) Parking: Tenant's parking rights and obligations are contained in the parking provisions of the Rules and Regulations attached hereto as Exhibit "E".

          (t) Broker(s): Cornish & Carey/Oncor International ("Cornish & Carey") exclusively representing Landlord, and Colliers International exclusively representing Tenant.

          (u) Brokerage Commission Payable By: Landlord shall pay Cornish & Carey a brokerage commission pursuant to a separate written agreement between Landlord and Cornish & Carey.

          (v)  Intentionally Omitted.

          (w) Interest Rate: shall mean the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate shall in no event exceed the maximum interest rate permitted to be charged by applicable law.

          (x) Exhibits: A through F, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

     This Paragraph 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

     2.   PREMISES.
          --------

          (a)  Premises. Landlord hereby leases to Tenant and Tenant hereby
               --------
leases from Landlord the Premises described in Subparagraph l(g).

          (b)  Mutual Covenants. Landlord and Tenant agree that said letting and
               ----------------
hiring is upon and subject to the terms, covenants and conditions herein set forth and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

          (c)  Landlord's Reservation of Rights. Landlord reserves the right
               --------------------------------
from time to time to do any of the following, as long as Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, the number of parking spaces in the Parking Structure and Outside Areas are not materially reduced, and the first class character of the Building is not materially impaired: (i) to make changes to the location, size, shape and number of driveways, entrances, ingress, egress, direction of traffic, landscaped areas and walkways of the Premises; (ii) to use temporarily the Building, the Parking Structure, the Outside Areas or other portions of the Premises while engaged in making improvements, repairs or alterations thereto; (iii) to grant easements or other rights of access in and to the Premises to third parties; and (iv) to do and perform such other acts and make such other changes in, to or with respect to the Outside Areas as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

          (d)  Rentable Square Feet and Usable Square Feet
               -------------------------------------------

               (i)   Standard of Calculation. For purposes of this Lease: (1)
                     -----------------------
the terms "Rentable Square Feet," "Rentable Square Foot," and "Rentable Square Footage" of the Building shall be calculated as "Rentable Area" is calculated pursuant to the Standard Method For Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996) ("BOMA Standard"); and (2) the terms "Usable Square Feet," "Usable Square Foot," and "Usable Square Footage" of the Building shall be calculated as "Usable Area" is calculated pursuant to the BOMA Standard.

               (ii)  Calculation of Rentable Square Feet and Usable Square Feet.
                     ----------------------------------------------------------
Within thirty (30) days after substantial completion of the Building Shell Work (hereafter defined in Schedule 1 of Exhibit "C" hereto), Landlord's architect shall calculate and certify in writing ("Landlord's Square Footage Certification") to Landlord and Tenant the Rentable Square Feet and the Usable Square Feet of the Building. Within seven (7) days after Tenant receives the Landlord's Square Footage Certification, Tenant shall be entitled to have its architect calculate the Rentable Square Feet and the Usable Square Feet of the Building, provided Tenant shall give Landlord at least forty-eight (48) hours' prior written notice of any measurements for purposes of making such calculation. Landlord shall be entitled to have its architect and other representatives present during such measurements. Tenant's architect shall certify its calculation results to both Tenant and Landlord. If Tenant fails to have its architect calculate the Rentable Square Feet and the Usable Square Feet within the aforesaid seven (7) day period, it shall be deemed that Tenant has waived its right to make such calculations. If the Rentable Square Feet and Usable Square Feet calculations of Landlord's architect and Tenant's architect differ, then both such architects shall work together in good faith to resolve such differences, if at all, within ten (10) days after Landlord's receipt of the calculations of Tenant's architect. If the architects are unable to resolve the differences in their calculations within such ten (10) day period, then they shall together select a third architect, who shall be reasonably acceptable to both Landlord and Tenant, to resolve such differences, which architect shall resolve such differences within twenty (20) days after the expiration of the aforesaid ten (10) day period. If Landlord and Tenant are unable to agree on a third architect within five (5) days after the aforesaid ten (10) day period, then either Landlord or Tenant may request that the third architect be appointed by the presiding judge of the Superior Court of San Mateo County. If the third architect is appointed by the presiding judge of the Superior Court of San Mateo County, such architect shall resolve the differences between the calculations of Landlord's architect and Tenant's architect within ten (10) days after his or her appointment. Landlord and Tenant shall pay the fees of its own architect and each shall pay one-half of the fee of the third architect.

               (iii) Adjustment of Rent and Tenant Improvement Allowance. If the
                     ---------------------------------------------------
determination of the number of Rentable Square Feet of the Building pursuant to the provisions of Subparagraph 2(d)(ii) is different from the number of Rentable Square Feet of the Building as stated in this Lease, all Monthly Base Rent and all Additional Rent due under this Lease based on that incorrect amount shall be modified in accordance with that determination. If the determination of the number of Usable Square Feet of the Building pursuant to the provisions of Subparagraph 2(d)(ii) is different from the number of Usable Square Feet of the Building as stated in this Lease, the Tenant Improvement Allowance based on that incorrect amount shall be modified in accordance with that determination. If any modifications are made pursuant to this

Subparagraph 2(d)(iii), they shall be confirmed in writing by Landlord to Tenant. Tenant shall pay Monthly Base Rent and all Additional Rent due under this Lease in the amount stated in this Lease until Tenant is notified by Landlord of any modifications being made pursuant to this Subparagraph 2(d)(iii). Any additional Monthly Base Rent or Additional Rent due under this Lease by Tenant as a result of any modifications being made pursuant to this Subparagraph 2(d)(iii) shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of written demand therefor by Landlord. Any overpayments of Monthly Base Rent or Additional Rent due under this Lease by Tenant as a result of any modifications being made pursuant to this Subparagraph 2(d)(iv) shall be applied to the next payments of Monthly Base Rent or Additional Rent, respectively, due by Tenant under this Lease.

     3.   TERM.
          ----

          (a)  Term.  The term of this Lease ("Term") shall be for the period
               ----
designated in Subparagraph l(i), commencing on the Commencement Date, and ending on the last day of the month in which the expiration of such period occurs, including any extensions of the Term pursuant to Subparagraph 3(b) or written agreement of the parties. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease shall be measured from the first day of the month following the month in which the Commencement Date occurs. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date and including the last twelve (12) month period of the Term of this Lease or portion thereof (if the expiration of the Term of this Lease occurs prior to the expiration of such last twelve (12) month period), shall be referred to herein as a "Lease Year". Landlord's Notice of Lease Term Dates ("Notice"), in the form of Exhibit "D" attached hereto, shall set forth the Commencement Date, the date upon which the Term of this Lease shall end, and, if then determined, the Rentable Square Feet within the Building. The Notice shall be served upon Tenant as provided in Paragraph 9 after Landlord delivers or tenders possession of the Premises to Tenant. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within ten (10) days of Tenant's receipt of the Notice.

          (b)  Option To Extend Term.
               ---------------------

               (1)  Option Period.  Provided that Tenant is not in default under
                    -------------
the Lease at the time of exercise of the Option (hereafter defined), Tenant shall have the option ("Option") to extend the initial ten (10) year Term for one (1) period of five (5) years ("Option Period") on the same terms, covenants and conditions provided herein, except that the Monthly Base Rent due hereunder shall be determined pursuant to Subparagraph 3(b)(2) below. Tenant shall exercise the Option by giving Landlord written notice ("Option Notice") at least two hundred forty (240) days but not more than three hundred sixty-five (365) days prior to the expiration date of the initial ten (10) year Term.

               (2)  Option Period Monthly Base Rent. The Monthly Base Rent for
                    -------------------------------
the Option Period shall be determined as follows:

                    (a) The Monthly Base Rent for the Option Period for the Premises shall be the fair market rent, as determined below, as of the commencement of the Option Period, but in no event shall the Monthly Base Rent ever be reduced below the amount payable immediately preceding such Option Period. The determination of fair market rent for the Premises shall take into consideration all relevant factors, including length of term, the uses permitted under this Lease, the quality, size, design and location of the Premises, the monthly base rent for premises comparable to the Premises, current market concessions given by landlords of premises comparable to the Premises, the amount of tenant improvement allowances, if any, being given by landlords of premises comparable of the Premises, and the amount of brokerage commissions being paid by landlords for new leases for premises comparable to the Premises. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option Period.

                    (b) The fair market rent for the Option Period shall be determined by mutual agreement of the parties or, if the parties are unable to agree within ten (10) days after Landlord's receipt of the Option Notice, then fair market rent shall be determined pursuant to the procedure set forth in Subparagraphs 3(b)(2)(c) and 3(b)(2)(d) below. If the parties agree on the fair market rent for the Option Period within the required time period, then they shall immediately execute an amendment to this Lease stating the Monthly Base Rent for the Option Period.

                    (c) If the parties are unable mutually to agree upon the fair market rent pursuant to Subparagraph 3(b)(2)(b), then the fair market rent initially shall be determined by Landlord by written notice ("Landlord's Notice") given to Tenant promptly following the expiration of the ten (10) day period set forth in Subparagraph 3(b)(2)(b). If Tenant disputes the amount of fair market rent set forth in Landlord's Notice, then, within ten (10) days after the date of Landlord's Notice, Tenant shall send Landlord a written notice ("Tenant's Notice") which clearly (i) disputes the fair market rent set forth in Landlord's Notice, (ii) demands arbitration pursuant to Subparagraph 3(b)(2)(d), and (iii) states the name and address of the person who shall act as arbitrator on Tenant's behalf. Tenant's Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not send Tenant's Notice within ten (10) days after the date of Landlord's Notice, or if Tenant's Notice fails to contain all of the required information, then the fair market rent for the Option Period shall be the amount specified in Landlord's Notice.

                    (d) The arbitration shall be conducted in the City of Redwood City in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association (or its successor), except that the procedures mandated by such rules shall be modified as follows:

                         (i)  Each arbitrator must be a real estate appraiser
with at least five (5) years of full-time commercial appraisal experience who is familiar with the fair market rent of office properties located in the vicinity of the Premises. Within five (5) business days after receipt of Tenant's Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf.

                         (ii)  The two arbitrators chosen pursuant to
Subparagraphs (3(b)(2)(c) and 3(b)(2)(d)(i) above shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in Subparagraph 3(b)(2)(d)(i) above. If the two arbitrators are unable to agree upon the third arbitrator within five (5) business days after the expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after the expiration of such five (5) business day period, then either party, on behalf of both, may request appointment of the third arbitrator by the president of the real estate board of San Mateo County or the Presiding Judge of the Superior Court of San Mateo County. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subparagraph 3(b)(2)(d)(iii) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Each party shall pay its own attorneys' fees and costs of witnesses.

                         (iii) The three arbitrators shall determine the fair
market rent in accordance with the procedures set forth in this Subparagraph 3(b)(2)(d)(iii). Each of Landlord's arbitrator and Tenant's arbitrator shall state, in writing, his or her determination of the fair market rent, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the their determinations within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties and such determination shall be the Monthly Base Rent for the Option Period. The role of the third arbitrator shall be to select which determination of the fair market rent by the first two arbitrators most closely approximates his or her own determination of the fair market rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The third arbitrator shall make his or her determination within twenty (20) business days after the date of appointment of the third arbitrator. The determination of fair market rent the third arbitrator chooses as that most closely approximating his or her determination of the fair market rent shall constitute the decision of the arbitrators, shall be final and binding upon the parties, and shall be the Monthly Base Rent for the Option Period; provided, however, that if the first two arbitrators independently arrive at the same fair market rent determination, then such fair market rent shall be the Monthly Base Rent for the Option Period. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the fair market rent; such arbitrators shall independently arrive at their determinations.

                         (iv)  The arbitrators shall have the right to consult
experts and competent authorities for factual information or evidence pertaining to a determination of fair market rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

                         (v)  If the arbitration is not concluded prior to the
commencement of the Option Period, then Tenant shall pay Monthly Base Rent at one hundred twenty-five percent (125%) of the rate payable immediately prior to the commencement of the Option Period. If the fair market rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after the determination of fair market rent.

               (3)  Default.  Notwithstanding the exercise by Tenant of the
                    -------
Option, in the event that Tenant is in default of the Lease at any time from the date of the Option Notice through the date on which the Option Period commences, then, at Landlord's election and upon written notice by Landlord to Tenant, Tenant's exercise of the Option may be voided by Landlord and Tenant shall thereafter have no rights hereunder to extend the Term through the Option Period.

               (4)  Option Personal.  Notwithstanding any other provision of
                    ---------------
this Lease to the contrary, the Option is personal to Kana Communications, Inc., a Delaware corporation ("Original Tenant") and an Original Tenant Affiliate (hereafter defined), shall be exercised, if at all, by the Original Tenant or an Original Tenant Affiliate, and shall not be assignable or transferable to or exercisable by or on behalf of any assignee, subtenant or licensee of the Original Tenant other than any assignee, subtenant or licensee which is an Original Tenant Affiliate. The term "Original Tenant Affiliate" as used herein shall mean an entity which controls, is controlled by or is under common control with the Original Tenant. The term "control" and variations thereof as used in this Subparagraph 3(b)(4) shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or limited liability company, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

     4.   POSSESSION.
          ----------

          (a)  Delivery of Possession. Landlord agrees to deliver possession of
               ----------------------
the Premises to Tenant when the Landlord's Work is substantially completed in accordance with the terms of the Work Letter Agreement. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) the Security Deposit and the first installment of Monthly Base Rent; (ii) or certificates of insurance evidencing the existence of the policies of insurance required to be carried by Tenant under Paragraph 20 of this Lease; and (iii) copies of all governmental permits and authorizations required in connection with Tenant's operation of its business within the Premises. After Landlord delivers possession of the Premises to Tenant Landlord and Landlord's employees, contractors, agents, and suppliers shall have an irrevocable license to enter the Premises for the purpose of completing any unfinished Landlord's Work described in the Punch-List (hereafter defined in Subparagraph 4(b) below). Tenant waives, and releases Landlord and Landlord's employees, contractors, and agents from, any liability for any damage or loss of property or injury to or death of persons as a result of the completion of any unfinished Landlord's Work described in the Punch-List, except to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord's employees or contractors.

          (b)  Condition of Premises. Upon substantial completion of the
               ---------------------
Landlord's Work, Landlord and Tenant shall jointly conduct a walk-through inspection of the Premises and shall jointly prepare a punch-list ("Punch-List") of items needing additional work; provided, however, the Punch-List shall be limited to items required to be installed by Landlord under the Work Letter Agreement and the Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted. Damage caused by Tenant will be corrected or repaired by Tenant, at Tenant's expense. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that the Landlord's Work have been completed as required by the Work Letter Agreement and that there are no additional items needing work or repair. Landlord shall cause all items set forth in the Punch-List to be repaired or corrected within thirty
(30) days following the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, or any portions thereof, or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord shall have no obligation to construct or complete any additional buildings or improvements within the Premises.

          (c)  Early Entry.  Provided Tenant is not in default under this Lease
               -----------
and further provided that Tenant has delivered to Landlord certificates of insurance evidencing the existence of the policies of insurance required to be carried by Tenant under Paragraph 20 of this Lease, Tenant shall be entitled to enter the Building for the Early Entry Period (hereafter defined) for the purpose of installing wiring and equipment therein for Tenant's telephone and other communications systems and for no other purpose. The term "Early Entry Period" as used in this Lease shall mean the period commencing on the date on which the Landlord's Work is ninety percent (90%) complete, as determined by Landlord's contractor, and expiring on the date immediately preceding the Commencement Date. The activities by Tenant during the Early Entry Period shall not interfere with nor delay the completion by Landlord of the Landlord's Work, and in the event of any such interference or delay Landlord shall be entitled to terminate Tenant's early entry rights under this Subparagraph 4(c). During the Early Entry Period all terms and conditions of the Lease, except for the payment of Rent (hereafter defined in Subparagraph 5(b)), shall apply. Landlord shall not be liable to Tenant or its employees or agents for any loss or damage to property, or injury to or death of a person arising from or related to any entries by Tenant or its employees, contractors, or agents into the Building during the Early Entry Period. Tenant shall take all reasonable precautions to protect against such loss, damage, injury or death.

During any such entries Tenant shall cooperate with all reasonable directives of Landlord and Landlord's contractor performing the Landlord's Work.

          (d)  Termination Right for Delay in Delivery of Possession.  In the
               -----------------------------------------------------
event that Landlord for reasons other than Tenant Delays has not delivered the Premises in the condition required under Subparagraph 4(a) of this Lease by July 1, 2001, Tenant may elect to terminate this Lease. Termination of this Lease as provided for herein shall be the sole and exclusive remedy of Tenant for delay in the delivery of possession of the Premises. Tenant shall exercise the right to terminate provided for herein by giving Landlord written notice of its intent to so terminate ("Possession Delay Termination Notice"). The Possession Delay Termination Notice shall be given, if at all, on or before July 10, 2001. If the Possession Delay Termination Notice is not given as and when required hereunder, then Tenant shall not be entitled to terminate this Lease. Termination of the Lease shall be effective upon Tenant's receipt of the Possession Delay Termination Notice.

     5.   RENT.
          ----

          (a)  Monthly Base Rent.  Tenant agrees to pay Landlord as Monthly Base
               -----------------
Rent for the Premises the Monthly Base Rent designated in Subparagraph 1(m) in advance on the first day of each calendar month during the Term, except that Monthly Base Rent for the first month of the Term shall be paid concurrently with Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All Rent shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address for Landlord designated in Subparagraph l(b) hereof or to such other person or at such other place as Landlord may from time to time designate in writing.

          (b)  Additional Rent. All amounts and charges to be paid by Tenant
               ---------------
hereunder, including, without limitation, payments for Operating Expenses, insurance and repairs, shall be considered additional rent for purposes of this Lease ("Additional Rent"), and the word "Rent" as used in this Lease shall include the Monthly Base Rent and all such Additional Rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

     6.   ADDITIONAL RENT; OPERATING EXPENSES.
          -----------------------------------

          (a)  Payment of Operating Expenses. In addition to Monthly Base Rent,
               -----------------------------
throughout the Term of this Lease, Tenant shall pay to Landlord as Additional Rent, in accordance with the terms of this Paragraph 6, all Operating Expenses (hereafter defined in Subparagraph 6(b)).

          (b)  Definition of Operating Expenses; Limitations on Operating
               ----------------------------------------------------------
Expenses; and Exclusions from Operating Expenses.
------------------------------------------------

               (i)  Definition of Operating Expenses. As used in this Lease,
                    --------------------------------
"Operating Expenses" shall consist of all direct costs incurred by Landlord during the Term for the operation, management, maintenance and repair (to the extent that Landlord has the obligation under this Lease to maintain or repair such) of the Building, the Parking Structure, the Outside Areas, and other portions of the Premises, including the following costs by way of illustration, but not limitation: the percentage of charges assessed against the Premises pursuant to any covenants, conditions and restrictions, reciprocal easement agreements or similar restrictions and agreement now or hereafter affecting the Premises; Real Property Taxes (as defined below) and any taxes and assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both) and water and sewer charges; accounting, legal and other consulting fees; any transportation or traffic fee, assessments, tax, tariff, charge, or other payment imposed on Landlord by any governmental authority having jurisdiction relating to the Premises, or imposed by Landlord in connection with any transportation or traffic plan or program relating to the Premises as mandated by any governmental authority having jurisdiction; premiums for commercial liability insurance covering the Premises; premiums for "Special Form" or similar property insurance (and, at Landlord's option, flood and earthquake insurance) on the Building, the Parking Structure and other improvements within the Premises; premiums for insurance against loss of rents for a period of twelve (12) months from the date of the loss; premiums for any other insurance Landlord deems reasonably necessary; deductibles paid under any insurance policies maintained by Landlord; security costs; labor costs; costs of utilities and utilities surcharges; costs levied, assessed, or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the maximum rate allowed by law on the unamortized balance) of any capital improvements, repairs or replacements made to the Building, the Parking Structure, the Outside Areas or other improvements within the Premises by Landlord (to the extent that Landlord has the obligation under this Lease to make such improvements, repairs or replacements) or replacement of any equipment in the Building, Parking Structure or Outside Areas (to the extent that Landlord has the obligation under this Lease to replace such equipment) for any reason whatsoever, including, without limitation, capital improvements, repairs or replacements made to the Building, the Parking Structure the Outside Areas or other improvements within the Premises (A) needed to operate the same at the same quality levels as prior to replacement, (B) required by revisions to or governmental interpretations of any applicable building codes or other applicable laws, orders, regulations or ordinances, or (C) made by Landlord to reduce Operating Expenses; costs incurred in the management of the Premises [including supplies, wages and salaries of employees used in the management, operation and maintenance of the Premises, payroll expenses and payroll taxes and similar governmental charges with respect thereto, and an annual property management fee in an amount equal to no more than three percent (3%) of the total Monthly Base Rent payable by Tenant under this Lease for the Expense Year (hereafter defined in Subparagraph 6(f)) in question]; waste disposal costs; costs of snow and ice removal; costs of supplies, materials, equipment and tools (including rental costs incurred in the repair and maintenance of the Building, the Parking Structure, the Outside Areas or other improvements within the Premises);

costs and expenses of gardening and landscaping; maintenance of signs (other than signs of Tenant); maintenance, repair and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, guard and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkling in planting areas; and personal property taxes levied on or attributable to personal property used in connection with the Premises.

               As used herein, the term "Real Property Taxes" shall include any form of assessment, license fee, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, or any portion thereof, including, but not limited to, the following:

                    (A) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

                    (B) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessments, taxes, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease;

                    (C) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alterations, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                    (D) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or based upon a reassessment of the Premises, or any portion thereof, due to a change in ownership or transfer of all or part of Landlord's interest in this Lease, the Premises, or any portion thereof.

               Notwithstanding any provision to the contrary in this Lease, "Real Property Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

               (ii) Limitations on Operating Expenses. Notwithstanding
                    ---------------------------------
Subparagraph 6(b)(i) to the contrary:

                    (A) Operating Expenses shall include the premium(s) for and deductible(s) under any flood insurance policy or policies maintained by Landlord on the Building, Parking Structure, or other improvements within the Premises only if (i) Landlord is required to carry such insurance pursuant to any applicable law, statute, ordinance, rule, regulation, or requirement of any governmental authorities and their agencies, departments, bureaus, boards, commissions, and officials, or (ii) Landlord is required to carry such insurance by any mortgagee under a mortgage now or hereafter encumbering the Premises, or any portion thereof, or a beneficiary under any deed of trust now or hereafter encumbering the Premises, or any portion thereof.

                    (B) Operating Expenses shall only include the deductible(s) under any policy or policies of property insurance maintained by Landlord (other than a policy or policies of insurance covering earthquake or flood) on the Building, Parking Structure, or other improvements within the Premises, up to the amount of Ten Thousand and 00/100ths Dollars ($10,000.00) per deductible.

                    (C) Operating Expenses shall only include the deductible(s) under any policy or policies of earthquake insurance maintained by Landlord on the Building, Parking Structure, or other improvements within the Premises, up to the amount of Fifty Thousand and 00/100ths Dollars ($50,000.00) per deductible.

                    (D) Operating Expenses shall only include the premium(s) for any policy or policies of earthquake insurance on the Building, Parking Structure and other improvements within the Premises if the coverage under such policy or policies is for an amount which is (i) less than or equal to seventy-five percent (75%) of the replacement value of the Building, Parking Structure and other improvements within the Premises which are covered under such policy or policies, or (ii) an amount greater than seventy-five percent (75%) of the replacement value of the Building, Parking Structure and other improvements within the Premises if such greater amount is required from time to time by (A) any applicable law, statute, ordinance, rule, regulation or requirement of any governmental authorities and their agencies, departments, bureaus, boards, commissions, and officials, or (B) any mortgagee under a mortgage now or hereafter encumbering the Premises, or any portion thereof, or a beneficiary under any deed of trust now or hereafter encumbering the Premises, or any portion thereof. Notwithstanding the immediately preceding sentence to the contrary, in event that Landlord maintains any policy or policies of earthquake insurance providing for coverage in excess of the amount limits set forth in clauses (i) and (ii) of the immediately preceding sentence, then Operating Expenses will include that portion of the premium(s) for such policy or policies which would be the premium(s) if the policy or policies had been written to provide for coverage not exceeding the amount limits set forth in clauses (i) and (ii) of the immediately preceding sentence.

                    (E) If on the first day of the sixth Lease Year Tenant occupies the entire Building and for so long thereafter as Tenant continues to occupy the entire Building, then the property management fee reimbursable by Tenant as an Operating

     Expense shall be, from such date and continuing for the remainder of the Expense Year in which the sixth Lease Year commenced and continuing for every Expense Year thereafter, limited to an amount equal to three percent (3%) of the total annual Monthly Base Rent payable by Tenant for the fifth Lease Year; provided, however, such limitation shall be prorated for any partial Expense Year to which it may apply. In the event that the above property management fee limitation is in effect and in the further event that at any time after the commencement of the sixth Lease Year Tenant ceases to occupy the entire Building for any reason whatsoever (including, without limitation, vacating all or portions of the Building, subleasing all or portions of the Building, or assigning its interest in this Lease), then said limitation shall no longer be applicable and thereafter the property management fee reimbursable by Tenant as an Operating Expense for every Expense Year shall be an amount equal to three (3%) of the actual total annual Monthly Base Rent payable by Tenant under this Lease for such Expense Year.

               (iii) Exclusions from Operating Expenses.  Notwithstanding
                     ----------------------------------
Subparagraph 6(b)(i) to the contrary, Operating Expenses shall not include the following: legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Building; repairs, alterations, additions, improvements or replacements made to rectify or correct any defects under warranty in the design, materials or workmanship of the Building, the Parking Structure, or the Outside Areas; and repairs, alterations, additions, improvements or replacements to the Building, Parking Structure, or Outside Areas made to comply with any applicable requirements of any governmental authority having jurisdiction in effect as of the date the building permits were issued for the construction of the Building, Parking Structure, or Outside Areas; damage and repairs to the Building, Parking Structure or Outside Areas resulting from fire or other casualty but only to the extent covered by insurance policies carried by Landlord, repairs to the Building, Parking Structure, or Outside Areas resulting from the exercise of a public agency of its power of eminent domain but only to the extent Landlord receives an award from such public agency as a result of the exercise of such power of eminent domain; Landlord's general overhead expenses not related to the Building, Parking Structure, or Outside Areas; interest, principal, points and fees on debt or amortization on any mortgages or deeds of trust encumbering the Premises; depreciation, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation would otherwise have been included in the charge of such third party's service, as determined in accordance with standard accounting practices; costs incurred due to a default by Landlord under this Lease; charitable or political contributions made by Landlord; and any costs incurred by Landlord to test, clean-up, transport and store any Hazardous Materials (hereafter defined in Subparagraph 8(c)) present in or on the Premises, provided, however, the foregoing shall in no way modify or limit Tenant's obligations regarding Hazardous Materials as provided for in Subparagraph 8(c) hereof.

          (c)  Monthly Payments.  From and after the Commencement Date, Tenant
               ----------------
shall pay to Landlord on the first day of each calendar month of each Expense Year of the Term the estimated monthly Operating Expenses incurred by Landlord. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter of an Expense

Year on the basis of Landlord's experience and reasonably anticipated costs or based on any increases in Real Property Taxes resulting from a change in ownership (as that term is defined in Section 60 of the California Revenue and Taxation Code or any successor statute(s) thereto) of the Premises or any new construction (as that term is defined in Section 70 of the California Revenue & Taxation Code or any successor statute(s) thereto) on the Premises. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment.

          Notwithstanding the foregoing to the contrary, if Landlord is not paying an impound for Real Property Taxes to its lenders holding a deed of trust or mortgage on the Premises or any part thereof, then for such time that Landlord is not paying any such impounds, Tenant shall pay the Real Property Taxes portion of the Operating Expenses in two annual installments on the date which is no later than thirty (30) days prior to date that each such installment shall become delinquent if not paid to the appropriate taxing authority. If Landlord has not been paying any impounds of Real Property Taxes to its lender or lenders and thereafter Landlord shall begin paying impounds of Real Property Taxes, then, at Landlord's election, Tenant shall pay the Real Property Taxes portion of Operating Expenses on a monthly estimated basis as provided for in the first paragraph of this Subparagraph 6(c).

          (d)  Actual Operating Expenses.  Within one hundred twenty (120) days
               -------------------------
following the end of each Expense Year Landlord shall furnish Tenant a statement of actual Operating Expenses ("Actual Expenses") for such Expense Year and the payments made by Tenant with respect to such Expense Year. If Tenant's payments for the Operating Expenses for an Expense Year do not equal the amount of the Actual Expenses for such Expense Year, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If Tenant's payments for an Expense Year exceed the Actual Expenses for such Expense Year, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord. There shall be appropriate adjustments of the Operating Expenses as of the Commencement Date and expiration of the Term.

          (e)  Miscellaneous. Even though the Term has expired and Tenant has
               -------------
vacated the Premises, when the final determination is made of the Actual Expenses for the Expense Year in which this Lease terminates, Tenant shall promptly pay any increase due over the estimated Operating Expenses paid for such Expense Year and, conversely, any overpayment made in the event said Operating Expenses decrease for such Expense Year shall promptly be rebated by Landlord to Tenant.

          (f)  Definition of Expense Year.  As used in this Lease, the term
               --------------------------
"Expense Year" shall mean each calendar year or portion thereof in which any portion of the Term falls, through and including the calendar year in which the Term expires.

     7.   SECURITY DEPOSIT.
          ----------------

          (a)  General Terms.  Concurrently with Tenant's execution of this
               -------------
Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph l(o). The

Security Deposit shall consist of the Cash Portion of the Security Deposit (as defined in Subparagraph 1(o) and the Letter of Credit (as defined in Subparagraph 1(o)). The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after Landlord's written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Without limiting the generality of the immediately preceding sentence, Tenant shall deposit cash with Landlord to restore all or any portions of the Letter of Credit drawn by Landlord. Landlord shall not be required to keep the Cash Portion of the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Cash Portion of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Term as required under applicable law. Should Landlord sell its interest in the Premises during the Term hereof and deposit with the purchaser thereof the then balance of the Security Deposit and Landlord shall be discharged from any further liability with respect to such Security Deposit.

          (b)  Letter of Credit Terms.  The Letter of Credit deposited with
               ----------------------
Landlord as a portion of the Security Deposit shall: (i) be issued by Silicon Valley Bank, a California banking corporation ("Issuer"); (ii) be a stand-by, at-sight, irrevocable letter of credit; (iii) be payable to Landlord; (iv) provide that any draw on the Letter of Credit shall be made upon receipt by the Issuer of only a written certification from Landlord certifying that Landlord is entitled pursuant to the terms of this Lease to draw on the letter of Credit;
(v) not expire on a date less than one (1) year from the date of its issuance; and (vi) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500. If the expiration date of the Letter of Credit (or any Letter of Credit replacing previously expired Letters of Credit) is before the expiration date of the Term, then within thirty (30) days prior to expiration of the current Letter of Credit, Tenant shall cause the Issuer to issue and deliver to Landlord a replacement Letter of Credit. Any replacement Letter of Credit shall be in the same amount as the expiring Letter of Credit and shall be on the terms and conditions set forth in clauses (i) through (vi) of this Subparagraph 7(b). In the event that Landlord assigns its rights under this Lease, then Tenant shall, at its sole cost and expense, cause a replacement Letter to Credit to be issued in the name of the assignee. In the event that Tenant assigns its rights under this Lease as permitted pursuant to the terms of this Lease, then Tenant shall, at its sole cost and expense and as a condition to such assignment being effective, cause a replacement Letter of Credit to be deposited by Tenant's assignee.

          (c)  Letter of Credit Reduction.  Notwithstanding anything to the
               --------------------------
contrary in this Paragraph 7, in the event all the following conditions have been satisfied, to the reasonable satisfaction of Landlord, then the amount of the Letter of Credit then held by Landlord shall be reduced by Three Hundred Thousand and 00/100ths Dollars ($300,000.00) on the first day of each of the sixth (6th), seventh (7th), eighth (8th), ninth (9th) and tenth (10th) Lease
Years: (i) Tenant is not in default under this Lease on the date on which the Letter of Credit is reduced and has not at any time prior to such date been in default under this Lease; (ii) Tenant has Fifteen Million and 00/100ths Dollars ($15,000,000.00) or more in cash or cash equivalents on the date on which the Letter of Credit is reduced; and (iii) Tenant has pre-tax income of Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00) or more for each of the three (3) full calendar quarters immediately preceding the date on which the Letter of Credit is reduced.

          (d)  Early Return of Letter of Credit. Notwithstanding anything to the
               --------------------------------
contrary in this Paragraph 7, the Letter of Credit shall be returned by Landlord to Tenant, upon the written request of Tenant, in the event of the occurrence of any of the following: (i) Tenant obtains a "BB" credit rating from Standard & Poors or an equivalent rating from Moody's, Fitch or any other comparable rating agency acceptable to Landlord, for six (6) consecutive calendar quarters; or
(ii) as of the first day of the fourth (4th) Lease Year (A) Tenant's market capitalization is Eight Billion and 00/100ths Dollars ($8,000,000,000.00) or more, and (B) Tenant has One Hundred Million and 00/100ths Dollars ($100,000,000.00) or more in cash or cash equivalents. If the Letter of Credit has been returned to Tenant as provided for in the immediately preceding sentence and if subsequently any of the following occurs, then another letter of credit shall be deposited with Landlord within fifteen (15) days after written request of Landlord to replace the returned Letter of Credit, and which replacement letter of credit shall be in the amount of One Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($1,750,000.00) and otherwise shall be on the same terms and conditions as the returned Letter of Credit: (a) for more than ninety (90) days (either consecutively or cumulatively over a twelve (12) month period) Tenant's credit rating from Standard & Poors falls below "BB" or falls below the rating from Moody's, Fitch or any other comparable rating agency which is equivalent to Standard & Poors' "BB" rating; (b) for more than ninety
(90) days (either consecutively or cumulatively over a twelve (12) month period) Tenant's market capitalization is less than Eight Billion and 00/100ths Dollars ($8,000,000,000.00); and (c) for more than ninety (90) days (either consecutively or cumulatively over a twelve (12) month period) Tenant has less than One Hundred Million and 00/100ths Dollars ($100,000,000.00) in cash or cash equivalents.

     8.   USE.
          ---

          (a)  Tenant's Use of the Premises.  Tenant shall use the Premises for
               ----------------------------
the use or uses set forth in Subparagraph l(r), and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

          (b)  Compliance.  At Tenant's sole cost and expense, Tenant shall
               ----------
procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises. Tenant shall not use or occupy the Premises or allow the Premises to be used or occupied in violation of (i) any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters or any other similar body now or hereafter constituted, (iii) the certificate of occupancy issued for the Building, or (iv) any recorded covenants, conditions and restrictions or similar private contracts, if any, which affect the use and operation of the Premises. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit "E" and all reasonable and non-discriminatory modifications or additions thereto. Tenant shall not do or permit anything to be done in or about the Premises which will use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in or about the Premises. Tenant shall not place a load upon the Building floors exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered a part of the live load. Landlord reserves the right to reasonably prescribe the weight and positions of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof. Anything contained in this Lease to the contrary notwithstanding, all transferable development rights related in any way to the Premises are and shall remain vested in Landlord, and Tenant hereby waives any rights thereto.

          Further, Tenant shall, at its sole cost and expense, comply with, including the making by Tenant of any alterations, additions, modifications or improvements to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation, state, municipal, county and federal governments and their departments, bureaus, boards and officials) applicable to the Premises or the use or occupancy of the Premises; provided, however, Tenant shall not be obligated to make any alterations, additions or modifications to the foundation, footings, floor slab, load bearing walls, the structural portions of the roof, and the exterior walls of the Building or the Parking Structure required by any applicable laws, statute, governmental rule or regulation unless such alterations, additions, or modifications are required as a result of or in connection with (a) any alterations, additions, modifications or improvements made or proposed to be made by Tenant to the Premises, or (b) any particular use made or proposed to made by Tenant of the Premises.

          (c)  Hazardous Materials. Except for ordinary and general office
               -------------------
supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute Hazardous Materials (hereafter defined in this Subparagraph 8(c)) pursuant to the terms of this Lease), Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released into the environment or disposed of on, in, under or about the Premises or any part thereof by Tenant, its agents, employees, subtenants, assignees, contractors or invitees, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's agents, employees, subtenants, assignees, contractors or invitees in or about the Premises shall strictly comply with all applicable Hazardous Materials Laws (hereafter defined in this Subparagraph 8(c)). Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant, its agents, employees, subtenants, assignees, contractors or invitees. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, protect, defend and hold Landlord free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including, without limitation, clean-up, removal, remediation and restoration costs), liabilities and losses (including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term from the presence of Hazardous Materials (including those permitted by the terms of this Lease) on, in or about the Premises or any part thereof which is caused or permitted by Tenant, its agents, employees, subtenants, assignees, contractors or invitees. Tenant shall promptly notify Landlord of any release of Hazardous Materials on or about the Premises which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant, its agents, employees, contractors or invitees, Landlord shall have the right to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including reasonable attorneys' fees and costs, but specifically excluding any loss by Tenant of income or profits, loss or diminution in value of any property of Tenant, and any consequential and punitive damages suffered or incurred by Tenant), incurred by Tenant in defending against an order, or satisfying a final order, by governmental agencies or authorities having jurisdiction which requires clean-up or other remediation by Tenant of (a) any Hazardous Materials present in or on the Premises as of the date of this Lease, or (b) any Hazardous Materials used, stored, generated or released in or on the Premises by Landlord or Landlord's employees, agents or contractors; provided, however, the foregoing agreement to indemnify and hold harmless Tenant shall not apply to the extent Tenant contributes to, or exacerbates the conditions created by the presence of, such Hazardous Materials. As used herein, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Materials," includes, without limitation, petroleum products, asbestos, PCB's, and any materials or substances which are
(i) defined as hazardous or extremely hazardous pursuant to Section 66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq. (42 U.S.C. Section 6903), or
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.,
Section 9601 et seq. (42 U.S.C. 6901). As used herein the term "Hazardous Materials Laws" shall mean any and all statutes, laws, ordinances, or regulations of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health

Services) which regulates the use, storage, release or disposal of any Hazardous Materials. The provisions of this Subparagraph 8(c) shall survive the expiration or earlier termination of this Lease.

     9.   NOTICES. Any notice required or permitted to be given hereunder must
          -------
be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph l(b). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

     10.  BROKERS. The parties acknowledge that the broker(s) who negotiated
          -------
this Lease are stated in Subparagraph l(t), and that the brokerage commissions payable by Landlord as a result of this Lease shall be paid as provided in Subparagraph l(u). Each party represents and warrants to the other, that no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to indemnify, protect, defend and hold harmless the other from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

     11.  SURRENDER; HOLDING OVER.
          -----------------------

          (a)  Surrender. The voluntary or other surrender of this Lease by
               ---------
Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or sooner termination of this Lease, Tenant shall peaceably surrender the Premises broom clean (as applicable) and in good order, repair and condition, ordinary wear and tear and casualty damage excepted, with all of Tenant's personal property and Alterations as required by Paragraph 13 below removed from the Premises and all damage caused by such removal repaired as required pursuant to Paragraph 13. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

          (b)  Holding Over.  If Tenant remains in possession of all or any part
               ------------
of the Premises after the expiration or earlier termination of this Lease, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. Such month-to-month tenancy shall be terminable by either Landlord or Tenant upon thirty (30) days' prior written notice by one to the other. If Tenant remains in possession of all or any part of the Premises after the expiration or earlier termination of this Lease without Landlord's express consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance. If Tenant remains in possession either with or without Landlord's consent, Monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant shall indemnify, protect, defend and hold Landlord harmless from all costs, expenses, claims, loss or liability (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from such failure to surrender.

     12.  TAXES ON TENANT'S PROPERTY. Tenant shall be liable for, and shall pay
          --------------------------
before delinquency, all taxes and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten
(10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

     13.  ALTERATIONS. After installation of the Tenant Improvements for the
          -----------
Premises pursuant to the Work Letter Agreement, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the interior of the Building (collectively, "Alterations") subject to and upon the following terms and conditions:

          (a) Notwithstanding any provision in this Paragraph 13 to the contrary, unless Tenant has obtained Landlord's prior written consent (which consent Landlord can withhold in its sole and absolute discretion), Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations (i) to the Parking Structure and to the Outside Areas, (ii) which affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) which affect the outside appearance, character or use of the Building, (iv) which in the reasonable opinion of Landlord, lessen the value of the Building, or (v) which will violate or require a change in any occupancy certificate applicable to the Building.

          (b) Before proceeding with any Alterations which are not otherwise prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Alterations), which approval Landlord shall not unreasonably withhold or delay; provided, however, Landlord's prior approval shall not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above, which do not require any building or other governmental permits or approvals for the making thereof, and the cost of which, when added together with all other Alterations made by Tenant during the current Lease Year, does not exceed Fifty Thousand Dollars ($50,000) as long as
(i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Paragraph 13.

          (c) Any and all Alterations shall be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Before proceeding with any Alterations, Tenant shall provide Landlord with ten (10) days' prior written notice thereof and Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense all necessary governmental permits and approvals for the commencement and completion of such Alterations. Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 20 of this Lease.

          (d) Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord's third party consultants (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants.

          (e) All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all permits, laws, rules and regulations of all governmental agencies and authorities; and (iv) in such a manner so as not to impose any additional expense upon Landlord in the performance of its maintenance obligations with respect to the Building.

          (f) The Tenant Improvements and all Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations (or if no approval is required for any such Alterations pursuant to Subparagraph 13(b)), Landlord may, by written notice delivered to Tenant within thirty (30) days after Landlord has received the final working drawings for any such Alterations) identify those items of the Alterations which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

          (g) All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the

Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal at its cost.

          (h) If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal pursuant to this Paragraph 13, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or may (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

     14.  REPAIRS.
          -------

          (a)  Landlord's Obligations. Subject to the provisions of Paragraphs
               ----------------------
21 and 22, Landlord shall, at its sole cost and expense, maintain in good order, condition and repair the following items of the Building and the Parking
Structure: foundation, footings, floor slab, load bearing walls, the structural portions of the roof (excluding roof coverings), and exterior walls (excluding any glass, and further excluding the painting, sealing, patching or waterproofing of the exterior walls). Subject to the provisions of Paragraphs 21 and 22, Landlord also shall maintain the Outside Areas in good order, condition and repair and the costs thereof shall be included in Operating Expenses. It is the express intent of Landlord and Tenant that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain all or any part of the Premises other than those portions of the Building and Parking Structure as expressly provided for in this Subparagraph 14(a), it being the further express intent of Landlord and Tenant that such be maintained and repaired by Tenant at its sole cost and expense. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to repair or maintain those portions of the Premises which it is obligated to do so under this Subparagraph 14(a) if such maintenance or repair is (i) required as a result of any damage thereto caused by the acts or omissions of Tenant or of Tenant's agents, employees, subtenants, contractors, or invitees, and the cost of any such repairs or maintenance is not covered by insurance required to be carried by Landlord pursuant to the terms of this Lease, or (ii) is required by reason of the failure of Tenant to perform or comply with any terms of this Lease, or (iii) is caused by any Alterations made by Tenant or by Tenant's agents, employees, subtenants or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain as provided herein that Tenant shall have notified Landlord of the need for such repairs and maintenance.

          (b)  Tenant's Obligations. Subject to the provisions of Paragraphs 21
               --------------------
and 22, Tenant shall at all times and at its own cost and expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Subparagraph 14(a), whether or not the portion of the Premises requiring maintenance or repair or the means thereof are reasonably or readily accessible to Tenant, and whether or not the need for such repairs or maintenance occurs as a result of Tenant's use, changes in applicable laws, codes, rules or regulations, the elements, or the age of such portion of the Premises. Tenant's repair and maintenance obligations shall include, without limitation, the following: all plumbing, sewage, heating, ventilating, air-conditioning, electrical, water, lighting, telephone, data transmission, and communication facilities, equipment, and systems; elevators; stairs; stairwells; restrooms; lobbies; boilers and pressure vessels; fire protection systems, including fire alarm and/or smoke detection facilities; all fixtures; walls (interior and exterior); ceilings; roofs (including roof coverings); floors; windows; window frames; doors; plateglass; showcases; skylights; lighting fixtures; lamps; fans and any exhaust equipment and systems; and motors. Tenant shall exercise good maintenance practices in performing its obligations hereunder, specifically including, without limitation, procurement and maintenance of service contracts, reasonably acceptable to Landlord, for heating, ventilation and air-conditioning equipment, roofs, elevators, boiler and pressure vessels, and fire protection systems. Tenant's obligations under this Subparagraph 14(b) shall include restorations, replacements and/or renewals when necessary to keep the Premises and all improvements therein required to be maintained by Tenant under this Lease in good order, condition and repair. Notwithstanding the foregoing to the contrary, Tenant shall have no obligation to repair or maintain those portions of the Premises which it is obligated to do so under this Subparagraph 14(b) if such maintenance or repair is required as a result of any damage thereto caused by the gross negligence of willful misconduct of Landlord or Landlord's employees or contractors and the cost of any such repair or maintenance is not covered by insurance maintained or required to be maintained by Tenant under this Lease. Tenant shall keep the exterior appearance of the Building and the Parking Structure in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age in the vicinity, including, when necessary, the repainting of any painted exterior surfaces of the Building and the Parking Structure. Tenant shall also be responsible for all pest control within the Premises.

          Notwithstanding the foregoing to the contrary, if after the last day of the eighth Lease Year any of the improvements required to be maintained by Tenant under this Paragraph 14(b) require, in the reasonable opinion of Tenant's contractor (and with which opinion Landlord reasonably concurs), replacement and the cost of such replacement would, under generally accepted accounting principles, be a capital expense, then Landlord shall cause such replacement to be made and the cost thereof (amortized over the useful life of the replacement made, as determined in accordance with generally accepted accounting principles, together with interest at the maximum rate allowed by law on the unamortized balance) shall be payable by Tenant to Landlord as Additional Rent hereunder on the first day of each month of the Term (including any extension thereof through the Option Period); provided, however, in the event the replacement is required as a result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, agents, or invitees, then the replacement shall be made by Tenant at its sole cost and expense.

          (c) Tenant's Failure to Repair.  In the event of a default by Tenant
              --------------------------
in the performance of its maintenance obligations under this Lease, Landlord may enter upon the Premises and make such repairs and/or maintenance without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and, upon completion thereof, Tenant shall pay to Landlord as

Additional Rent Landlord's costs for making such repairs or maintenance upon presentation of a written itemized bill therefor. Said bill shall include interest at the Interest Rate on said costs from the date of such bill until paid by Tenant.

          (d) Tenant's Self-Help Rights. Tenant waives the right to make repairs
              -------------------------
at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Sections 1941 and 1942 and any successor sections or statutes of a similar nature).

     15.  LIENS. Tenant shall not permit any mechanic's, materialmen's or other
          -----
liens to be filed against all or any part of the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure shall be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 23 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

     16.  ENTRY BY LANDLORD. Landlord and its employees and agents shall at all
          -----------------
times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to alter, improve, maintain or repair the Premises or any portion thereof as permitted or required by this Lease, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. In exercising such entry rights, Landlord shall minimize, to the extent reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord. Nothing in this Paragraph 16 shall be construed as obligating Landlord to perform any maintenance repairs, or alterations, except as otherwise expressly required in this Lease to be performed by Landlord.

     17.  UTILITIES AND SERVICES. Landlord shall be responsible for and pay all
          ----------------------
charges to hook up electrical, telephone and water service to the Building. Tenant shall be responsible for and shall pay promptly all deposits to activate service to the Building for, and all service charges for, water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises.

     18.  BANKRUPTCY. If Tenant shall file a petition in bankruptcy under any
          ----------
provision of the Bankruptcy Code, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee of Tenant's property shall be appointed and the order appointing such receiver of trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant other than as permitted under Paragraph 25, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Subparagraph 23(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 18.

     19.  INDEMNIFICATION AND EXCULPATION.
          -------------------------------

          (a) Tenant's Indemnification of landlord. Tenant shall be liable for,
              ------------------------------------
and shall indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, members, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties"), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from: (i) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, "Tenant Parties");
(ii) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval Landlord shall not unreasonably withhold.

          (b) Tenant's Assumption of Risk and Waiver.  Except to the extent
              --------------------------------------
caused by the gross negligence or willful misconduct of Landlord or the Landlord Indemnified Parties, Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties shall be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, any and all damage to property or injury to persons in, upon or about the Premises resulting from any other cause whatsoever, including, without limitation, (i) any such damage caused by other persons in or about the Premises, or caused by quasi-public work, (ii) any loss of or damage to property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Premises, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place, or resulting from dampness, or any other cause whatsoever. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties shall be liable for any damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments.

          (c) Survival; No Release of Insurers. Tenant's indemnification
              --------------------------------
obligations under Subparagraph l9(a) shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Subparagraphs 19(a) and l9(b) above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

     20.  INSURANCE.
          ---------

          (a) Tenant's Insurance.  During the entire Term hereof and any other
              ------------------
period of occupancy, Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

              (i) "Special Form" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable, or that is installed at Tenant's expense, and which is located in the Building, including, without limitation, any Alterations, and all furniture, fittings, installations, fixtures and any other personal property, in an amount equal to the full replacement cost thereof. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured.

              (ii) Six (6) months business interruption and loss of income and extra expense insurance insuring the same perils described in Subparagraph 20(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises as a result of any such perils.

              (iii) Commercial General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: premises and operations; owners and contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; and liquor liability (if Tenant serves alcohol on the Premises). Such insurance shall be in an amount not less than Five Million and 00/100ths Dollars ($5,000,000.00) combined single limit.

              (iv) Comprehensive Automobile Liability insuring bodily injury and property damage arising from owned, hired and non-owned automobiles with minimum limits of liability of Two Million and 00/100ths Dollars ($2,000,000.00) per accident.

              (v) Worker's Compensation as required by laws of the State of California with the following minimum limits of liability: Coverage A - statutory benefits; Coverage B - One Million and 00/100ths Dollars ($1,000,000.00) per accident and disease.

              (vi) Any other form or forms of insurance as Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates.

          (b) Supplemental Tenant Insurance Requirements.  All policies of
              ------------------------------------------
insurance required to be maintained by Tenant under this Lease shall be subject to the following additional requirements:

              (i) All policies shall be in a form reasonably satisfactory to Landlord.

              (ii) All policies shall be issued by an insurer admitted to do business in the State of California.

              (iii) All policies shall be issued by insurers with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide.

              (iv) All policies shall contain a requirement to notify Landlord (and mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord certificate(s) of insurance evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Paragraph 20. Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than five (5) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 23(a)(iii) below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 20, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount to Landlord as Additional Rent.

              (v) The deductible amounts of all policies shall be commercially reasonable.

              (vi) General Liability and Automobile Liability policies under Subparagraphs 20(a)(iii) and (iv), respectively, shall name Landlord (and at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and shall also contain a provision that the insurance afforded by such policy shall be primary insurance and any insurance carried by Landlord or Landlord's mortgagees or ground lessors shall be excess over and non-contributing with Tenant's insurance.

          (c) Landlord's Insurance.  During the Term Landlord shall maintain
              --------------------
"Special Form" property insurance (including inflation endorsement, sprinkler leakage endorsement and, at Landlord's option, boiler and machinery insurance, earthquake and flood coverage) on the Building and the Parking Structure, excluding coverage of all property which Tenant is obligated to insure under Subparagraphs 20(a) and (b), but including the Tenant Improvements. Such insurance shall also include insurance against loss of rents on a "Special Form" basis, including, at Landlord's option, earthquake and flood, in an amount equal to the Monthly Base Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to directly receive any proceeds from any insurance policies carried by Landlord.

          (d) Tenant's Use. Tenant will not keep, use, sell or offer for sale in
              ------------
or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

          (e) Cancellation of Landlord's Policies.  If any of Landlord's
              -----------------------------------
insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. If

Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 20(e), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

          (f) Waiver of Subrogation.  To the extent permitted by law and without
              ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to any risk insured against by casualty insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such casualty insurance coverage. Each casualty insurance policy carried by Landlord or Tenant hereunder, or which either may obtain with respect to the Premises independent of obligations hereunder, shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with all matters included within the scope of the waiver of recovery contained in this Subparagraph 20(f).

     21.  DAMAGE OR DESTRUCTION.
          ---------------------

          (a) Partial Destruction. If the Building or the Parking Structure is
              -------------------
damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 21(e) below to cover the costs of repair, reconstruction and restoration of Tenant's Alterations), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

          (b) Substantial Destruction. Any damage or destruction to the Building
              -----------------------
or the Parking Structure which Landlord is not obligated to repair pursuant to Subparagraph 21(a) above shall be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either:

              (i) repair, reconstruct and restore the portion of the Building and/or Parking Structure damaged by such casualty, in which case this Lease shall continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 2l(d) below; or

              (ii) terminate this Lease effective as of the date which is forty-five (45) days after Tenant's receipt of Landlord's election to so terminate.

          (c) Notice. Under any of the conditions of Subparagraph 21(a) or (b)
              ------
above, Landlord shall give written notice to Tenant of its intention to repair or terminate, as permitted in such subparagraphs, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

          (d) Tenant's Termination Rights. If Landlord elects to repair,
              ---------------------------
reconstruct and restore pursuant to Subparagraph 21(b)(i) hereinabove rather than terminate the Lease pursuant to Subparagraph 21(b)(ii) above, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Building and the Parking Structure within one hundred eighty (180) days after the date of issuance of all governmental permits or approvals for such repair, reconstruction or restoration, then Tenant may terminate this Lease upon delivery of written notice to Landlord within fifteen (15) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore, which termination shall be effective as of the date which is thirty (30) days after Landlord's receipt of Tenant's termination notice.

          (e) Tenant's Costs and Insurance Proceeds. In the event of any damage
              -------------------------------------
or destruction of all or any part of the Building or the Parking Structure, Tenant shall immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 21, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of the Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of the Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

          (f) Abatement of Rent. In the event of any damage, repair,
              -----------------
reconstruction and/or restoration described in this Paragraph 21, Monthly Base Rent shall be abated or reduced, as the case may be, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of damage and repair until such use is restored. Except for abatement of Monthly Base Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

          (g) Damage Near End of Term. In addition to its termination rights set
              -----------------------
forth above, Landlord and Tenant shall have the right to terminate this Lease if any damage to the Building or the Parking Structure occurs during the last twelve (12) months of the Term of this Lease or the last twelve (12) months of any extension period and Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (i) the scheduled expiration date of the Term, or (ii) sixty (60) days after the date of such casualty; provided, however, Landlord shall not have such additional right to terminate this Lease pursuant to this Subparagraph 21(g) if

Tenant has any rights under this Lease to extend the Term and either (A) prior to such damage Tenant has previously exercised such rights to extend the Term of this Lease, or (B) such damage occurs prior to the time Tenant is required to deliver its notice of its election to extend the Term, and within five (5) days after Landlord exercises such termination right pursuant to this Subparagraph 21(g), Tenant properly and timely delivers such notice exercising such rights to extend the Term.

          (h) Waiver of Termination Right. The provisions of California Civil
              ---------------------------
Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting Tenant to terminate this Lease as a result of any damage or destruction) are hereby expressly waived by Tenant, the parties hereby agreeing that the foregoing provisions of this Paragraph 21 shall govern their respective rights and obligations in the event of any damage or destruction.

          (i) Termination. Upon any termination of this Lease under any of the
              -----------
provisions of this Paragraph 21, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

     22.  EMINENT DOMAIN.
          --------------

          (a) Substantial Taking.  If title to all of the Premises or so much
              ------------------
thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord's reasonable opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken, and Landlord shall refund to Tenant any prepaid Monthly Base Rent allocable to the period following the date of the taking. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph 22.

          (b) Partial Taking; Abatement of Rent.  If any part of the Premises is
              ---------------------------------
taken and the remaining part is, in Landlord's reasonable opinion, reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken. The Monthly Base Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced; provided, however if the portion of the Premises taken is Outside Areas, then Tenant's Monthly Base Rent shall be reduced only if such taking materially interferes with Tenant's use of the Outside Areas and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of the Monthly Base Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of
Section 1265.130 of the California Code of Civil

Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

          (c)  Condemnation Award.  In connection with any taking of the
               ------------------
Premises, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, Tenant shall have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property, for Tenant's relocation expenses, and for any loss of goodwill to Tenant's business by reason of such taking.

     23.  TENANT'S DEFAULT; LANDLORD'S REMEDIES.
          -------------------------------------

          (a)  Tenant's Default.  The occurrence of any one or more of the
               ----------------
following events shall constitute a default hereunder by Tenant:

               (i) The failure by Tenant to open for business in the Premises within one hundred fifty (150) days after substantial completion of the Landlord's Work, or the abandonment of the Premises by Tenant.

               (ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute.

               (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 23(a)(i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute. If the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty
(20) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

               (iv) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

               (b)  Remedies.  Upon a default by Tenant, Landlord shall have the
                    --------
following remedies:

                    (i)  Continuation of Lease in Effect. Landlord shall have
                         -------------------------------
the remedy described in Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

                    (ii) Termination. Landlord may terminate Tenant's right to
                         -----------
possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's furniture, trade fixtures and other personal property and store the same at Tenant's cost and to recover from Tenant as damages:

                         (a)  The worth at the time of award of unpaid Rent and
other sums due and payable which had been earned at the time of termination;
plus

                         (b)  The worth at the time of award of the amount by
which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

                         (c)  The worth at the time of award of the amount by
which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                    (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award" of the amounts referred to in Subparagraphs 23(b)(ii)(a) and 23(b)(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subparagraph 23(b)(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               (iii) Re-Entry. Landlord may, with or without terminating this
                     --------
Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          (c)  Performance for Tenant.  All covenants and agreements to be
               ----------------------
performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant shall be in default hereunder (after being given any notice as may be required herein and the expiration of any cure period as provided for herein) for the failure to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from its obligations hereunder, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate set forth in Subparagraph l(w), from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in this Paragraph 23.

          (d) Late Payment.  In the event Tenant fails to pay any installment of
              ------------
Rent when due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, such late amount shall accrue interest at the Interest Rate and Tenant shall pay Landlord as Additional Rent such interest on such amount from the date such amount became due until such amount is paid. In addition, in the event Tenant fails to pay any installment of Rent or other payment for which it is obligated under this Lease within three
(3) days after receipt of written notice thereof by Landlord to Tenant, then Tenant shall pay to Landlord concurrently with such late payment amount, as Additional Rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment; provided, however, if Tenant has been given two (2) or more written notices of late payment within the preceding twelve (12) month period, then Tenant shall no longer be entitled to receive written notice prior to assessment of the late charge. The parties agree that such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant. Acceptance of any such interest and late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Initials:

________________________                          ________________________
Landlord                                          Tenant

          (e) Rights and Remedies Cumulative. All rights, options and remedies
              ------------------------------
of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

     24.  Landlord's Default. Landlord shall not be in default in the
          ------------------
performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 37 of this Lease.

     25.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          (a) Restriction on Transfer. Except as expressly provided in this
              -----------------------
Paragraph 25, Tenant shall not assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than

Tenant (any such assignment, encumbrance, sublease or the like shall sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold or delay. Any Transfer without Landlord's consent (except for a Transfer pursuant to Subparagraph 25(h) below) shall constitute a default by Tenant under this Lease and shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord. For purposes of this Paragraph 25, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed a Transfer and shall be subject to all of the restrictions and provisions contained in this Paragraph 25. Notwithstanding the foregoing, the immediately preceding sentence shall not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

          (b) Transfer Notice. If at any time during the Term of this Lease
              ---------------
Tenant desires to effect a Transfer, then at least fifteen (15) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant shall give Landlord a notice (the "Transfer Notice"), which shall set forth the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), financial statements of the proposed Transferee, other reasonable information regarding the financial condition of the proposed Transferee, reasonable information (including references) concerning the character and ownership of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice shall not be deemed have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

          (c) Landlord's Options. Within thirty (30) days of Landlord's receipt
              ------------------
of any such Transfer Notice, and additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord shall elect to do one of the following:

              (i)   consent to such proposed Transfer;

              (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 25(e) below;

              (iii) with respect to a sublease of all or less than all of the Premises, terminate this Lease as to the portion of the Premises proposed to be sublet and recapture such portion of the Premises for reletting by Landlord; or

              (iv) with respect to an assignment of the Lease, terminate this Lease and recapture the Premises for reletting by Landlord.

          Notwithstanding the foregoing to the contrary: (a) during the first five (5) Lease Years Landlord shall not be entitled to make the termination election described in clause (iii) above if (1) the proposed sublease is a sublease of the Building, or a portion hereof, and (2) the term (including the initial term and any extensions thereof) of the proposed sublease expires prior to the last day of the fifth Lease Year; and (b) Landlord shall not be entitled to make the termination election described in clause (iv) above in the event of an assignment of the Lease to a Tenant Affiliate (hereafter defined in Subparagraph 25(h)). Nothing contained in the immediately preceding sentence shall prohibit or affect in any way Landlord's rights hereunder to make the elections described in clauses (i) and (ii) above with respect to the proposed sublease or assignment.

          (d) Additional Conditions. A condition to Landlord's consent to any
              ---------------------
Transfer of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or
(ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (l) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

          (e) Reasonable Disapproval. Landlord and Tenant hereby acknowledge
              ----------------------
that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 25(c) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (ii) the proposed Transferee is a governmental entity; (iii) the use of the Premises by the Transferee is not permitted by the use provisions in Paragraph 8 hereof; (iv) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; (v) the Transferee is not in Landlord's reasonable opinion of reputable or good character or consistent with Landlord's desired tenant identity for the Premises; or (vi) the Transferee is a real estate developer or landlord which is a competitor of Landlord or is acting directly or indirectly on behalf of a real estate developer or landlord which is a competitor of Landlord.

          (f) Excess Rent.  If Landlord shall consent to any assignment of this
              -----------
Lease, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment (less reasonable leasing commissions and reasonable attorneys' fees paid by Tenant in connection with such assignment, and less up to Twenty-Five Thousand and 00/100ths Dollars ($25,000.00) in tenant improvements required to be made by Tenant by the terms of the assignment), as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant. If for any proposed sublease of all of the Premises Tenant receives rent or other consideration, either initially or over the term of the sublease (less reasonable leasing commissions and reasonable attorneys' fees paid by Tenant in connection with such sublease, and less up to Twenty-Five Thousand and 00/100ths Dollars ($25,000.00) in tenant improvements required to be made by Tenant by the terms of the sublease), in excess of the Rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion based on square footage, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

          (g) Termination Rights.  If Tenant requests Landlord's consent to any
              ------------------
subletting of all or a portion of the Premises, Landlord shall have the right, as provided in Subparagraph 25(c), to terminate this Lease as to the portion of the Premises proposed to be sublet effective as of the date Tenant proposes to sublet all or less than all of the Premises. Landlord's right to terminate this Lease as to the portion of the Premises proposed to be sublet shall not terminate as to any future additional subletting as a result of Landlord's consent to a subletting of all or a portion of the Premises or Landlord's failure to exercise its termination right with respect to any subletting. If Tenant requests Landlord's consent to an assignment of the Lease, Landlord shall have the right, as provided in Subparagraph 25(c), to terminate the Lease effective as of the date that Tenant proposes to assign the Lease. Landlord shall exercise such termination rights, if at all, by giving written notice to Tenant within fifteen (15) days of receipt by Landlord of the financial responsibility information required by this Paragraph 25. Tenant understands and acknowledges that the options, as provided in this Paragraph 25, to terminate this Lease is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such termination due to a proposed sublease of less than all of the Premises, the cost of segregating the recaptured space from the balance of the Premises shall be paid by Tenant and Tenant's monetary obligations under this Lease shall be reduced proportionately to correspond to the balance of the Premises leased by Tenant.

          (h) Permitted Controlled Transfers.  Notwithstanding the provisions
              ------------------------------
of this Paragraph 25 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any assignment or sublease termination option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant (any such entity being referred to herein as "Tenant Affiliate"), or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 25(b) above; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the proposed assignee or sublessee has, in the reasonable opinion of Landlord, a sufficient net worth to ensure the performance by such proposed assignee or such proposed sublessee of the obligations of Tenant under this Lease which are assumed by such assignee or sublessee as provided in clause (ii) above; (iv) Tenant remains fully liable under this Lease; (v) the use of the Premises under Paragraph 8 remains unchanged; and (vi) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Paragraph 25. The term "control" and variations thereof as used in this Subparagraph 25(h) shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or limited liability company, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

          (i) No Release. No Transfer shall release Tenant of Tenant's
              ----------
obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

          (j) Administrative and Attorneys' Fees.  If Tenant effects a Transfer
              ----------------------------------
or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then Tenant shall, upon demand, pay Landlord any reasonable attorneys' and paralegal fees incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise) not to exceed One Thousand and 00/100ths Dollars ($1,000.00). Acceptance of the aforesaid reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

     26.  SUBORDINATION.  Without the necessity of any additional document being
          -------------
executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any part thereof, or any lessor of a ground or underlying lease with respect to the Premises, or any part thereof, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, or any part thereof; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Premises, or any part thereof, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor and Tenant's right to possession of the Premises shall not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Notwithstanding anything to the contrary in this Paragraph 26, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any proposed lessor under a ground lease or underlying lease, or any holder or proposed holder of the lien of a mortgage or deed of trust, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within fifteen (15) days of receipt, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Paragraph 23 above.

     Notwithstanding the foregoing to the contrary, Landlord shall obtain a subordination, non-disturbance and attornment agreement from the holder of the deed of trust currently encumbering a portion of the Premises in the form attached hereto as Exhibit F and incorporated herein by this reference, and
                   ---------
which agreement Tenant and Landlord shall also execute and deliver as required thereby.

     27.  ESTOPPEL CERTIFICATE.
          --------------------

          (a) Tenant's Obligations. Within fifteen (15) days following receipt
              --------------------
of any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the Rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 27 may be relied upon by Landlord and/or any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.

          (b) Tenant's Failure to Deliver. Tenant's failure to deliver such
              ---------------------------
statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (l) month's Rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, such failure shall, without the need for any additional notice by Landlord, constitute a default under this Lease. Tenant shall indemnify Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 27.

     28.  INTENTIONALLY OMITTED.
          ---------------------

     29.  RULES AND REGULATIONS. Tenant shall faithfully observe and comply with
          ---------------------
the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "E," and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.

     30.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.
          -----------------------------------------------------------------

          (a) Modifications.  If, in connection with Landlord's obtaining or
              -------------
entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after receipt of request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant hereunder or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

          (b) Cure Rights. In the event of any default on the part of Landlord,
              -----------
Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor an additional sixty (60) days beyond the period provided to Landlord under this Lease to cure the default.

     31.  DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so
          ----------------------
far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     32.  WAIVER.  The waiver by either party of any breach of any term,
          ------
covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of Rent or any other payment hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Rent or other sum then due shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     33.  IDENTIFICATION OF TENANT.
          ------------------------

          (a) Joint and Several Obligations. If more than one person executes
              -----------------------------
this Lease as Tenant, their execution of this Lease shall constitute their covenant and agreement that (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          (b) Tenant as Corporation or Partnership.  If Tenant executes this
              ------------------------------------
Lease as a corporation, a partnership or a limited liability company, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant, and, in the case of a partnership or limited liability company, in accordance with the partnership or operating agreement (as applicable) and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, and that this Lease is binding upon Tenant in accordance with its terms.

     34.  PARKING.  Tenant shall be entitled to use all parking facilities
          -------
(including the Parking Structure) of the Premises. Tenant's use of such parking facilities shall be subject to all applicable provisions of the Rules and Regulations.

          Notwithstanding the foregoing to the contrary, Landlord may use fifteen (15) parking spaces ("Landlord Reserved Parking Spaces"), as designated by Landlord from time to time, located in the Parking Structure and/or other parking facilities of the Premises. The location of the Landlord Reserved Parking Spaces shall be subject to the prior approval of Tenant, which Tenant shall not unreasonably withhold. Tenant shall approve or disapprove the location of the Landlord Reserved Parking Spaces within fifteen (15) days after written request therefor by Landlord. The failure by Tenant to give its approval or disapproval within such fifteen (15) day period shall be deemed approval thereof by Tenant. The Landlord Reserved Parking Spaces may be used by Landlord or by other parties as specified by Landlord without any sums being due by Landlord or such parties to Tenant for the use thereof; provided, however, for so long as Landlord or such other parties use Landlord Reserved Parking Spaces in the Parking Structure, Landlord shall reimburse Tenant for its proportionate share of all reasonable costs incurred by Tenant for the maintenance and repair of the Parking Structure. Landlord's proportionate share of such costs shall be determined by multiplying such costs by a fraction the numerator of which is fifteen (15) and the denominator of which is the total number of parking spaces in the Parking Structure. Landlord's proportionate share of such costs shall be paid to Tenant within thirty (30) days after receipt by Landlord of the last of the following: (a) an invoice therefor, or (b) all documents reasonably requested by Landlord supporting the costs set forth in such invoice.

     35.  FORCE MAJEURE. In the event that either Landlord or Tenant is delayed,
          -------------
hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations or orders, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 35 shall not operate to excuse Tenant from prompt payment of Rent or any other payments required under the provisions of this Lease.

     36.  SIGNS.  Landlord shall designate the location on the Premises, if any,
          -----
for one or more Tenant identification sign(s). Tenant shall install and maintain its identification sign(s) in such designated location in accordance with this Paragraph 36. Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises. The size, design, color and other physical aspects of any and all permitted sign(s) shall be subject to (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's reasonable discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals. The cost of the sign(s), including the installation, maintenance, repair and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand and until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and a Tenant Affiliate and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant other than a Tenant Affiliate without Landlord's prior written consent, which consent Landlord may withhold in its reasonable discretion.

          Notwithstanding the foregoing to the contrary, Tenant shall be entitled, in accordance with the provisions of this Paragraph 36, to install one
(1) sign on the top of the Building in a location reasonably approved by both Landlord and Tenant and one (1) sign on the sign monument for the Premises; provided, however, for such period of time that a portion of the Building is subleased in accordance with the provisions of Paragraph 25 of this Lease, then Tenant shall be entitled to have two (2) signs on the sign monument for the Premises.

     37.  LIMITATION ON LIABILITY.  Landlord shall never be personally liable
          -----------------------
under this Lease. Tenant shall look solely to Landlord's interest in the Premises for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such damages or judgment. There shall be no levy of execution against any assets of Landlord, other than the Premises, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord's interest in the Premises as herein specified.

     38.  FINANCIAL STATEMENTS.  Prior to the execution of this Lease by
          --------------------
Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant shall provide Landlord with a current financial statement for Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     39.  QUIET ENJOYMENT.  Landlord covenants and agrees with Tenant that upon
          ---------------
Tenant paying the Rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

     40.  CONDITION TO EFFECTIVENESS OF LEASE. The effectiveness of this Lease,
          -----------------------------------
and the rights and obligations of Landlord and Tenant hereunder, are expressly conditioned upon the satisfaction of the following condition ("Condition"), which Condition shall be satisfied, if at all, by the "Latest Date for Performance" for the Condition as set forth below:

     Lease Condition                            Latest Date for Performance
     ---------------                            ---------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Acquisition by Landlord, on terms          Ninety (90) days after the date
     and conditions satisfactory to             of this
     Landlord (in its sole and absolute
     discretion), of real property
     commonly known as 1495 and 1535
     Marshall Street, Redwood City
     ("1495/1535 Marshall Street
     Property"), which 1495/1535 Marshall
     Street Property is a portion of the
     Land.
--------------------------------------------------------------------------------

Any delay in the satisfaction of the Condition due to a Tenant Delay shall extend the Latest Date for Performance for such Condition by the same number of days as such delay. If the Condition is not satisfied by the Latest Date for Performance for the Condition, then this Lease may be terminated by either Landlord or Tenant by written notice of such termination given by one to the other; provided, however, Landlord shall only be entitled to exercise its termination right as provided for herein if the 1495/1535 Marshall Street Property is not acquired by Landlord due to a default by the seller of the 1495/1535 Marshall Street Property under the purchase and sale agreement therefor, or due to the termination of such purchase and sale agreement for reasons of condemnation, damage, or destruction. Upon termination of this Lease, as provided for herein, neither Landlord nor Tenant shall have any further rights or obligations hereunder nor any liability whatsoever one to the other as a result of such termination. In the event of such termination, the Security Deposit and any prepaid Rent shall be returned to Tenant.

     41.  MISCELLANEOUS.
          -------------

          (a) Conflict of Laws.  This Lease shall be governed by and construed
              ----------------
pursuant to the laws of the State of California.

          (b) Successors and Assigns.  Except as otherwise provided in this
              ----------------------
Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (c) Professional Fees and Costs.  If either Landlord or Tenant should
              ---------------------------
bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

          (d)  Terms and Headings.  The words "Landlord" and "Tenant" as used
               ------------------
herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          (e)  Examination of Lease.  Submission of this instrument for
               --------------------
examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

          (f)  Time.  Time is of the essence with respect to the performance of
               ----
every provision of this Lease in which time of performance is a factor.

          (g)  Prior Agreement; Amendments.  This Lease contains all of the
               ---------------------------
agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

          (h)  Separability. Any provision of this Lease which shall prove to be
               ------------
invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

          (i)  Recording.  Neither Landlord nor Tenant shall record this Lease
               ---------
nor a short form memorandum thereof without the consent of the other.

          (j)  Counterparts.  This Lease may be executed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:                                    TENANT:

VETERANS SELF-STORAGE, LLC,                  KANA COMMUNICATIONS, INC.,
a California limited liability company       a Delaware corporation

By:   Hunter/Storm Veterans, LLC
      a California limited liability
      company                                By:__________________________
Its:  Manager
                                             Name:________________________

     By:______________________________       Title:_________________________
           Derek K. Hunter, Jr.
     Its:  Member
                                             By:____________________________

     By:______________________________       Name:__________________________
           Edward D. Storm
     Its:  Member                            Title:_________________________

                             SITE PLAN OF PREMISES
                             ---------------------

                               [To be supplied]


Note: The configuration, dimensions, location and other matters regarding the improvements shown on this Site Plan are proposed and subject to change by Landlord.

                                  EXHIBIT "A"
                                  -----------

                                DIAGRAM OF LAND
                                ---------------

                               [To be supplied]

                                  EXHIBIT "B"
                                  -----------

                             WORK LETTER AGREEMENT
                             ---------------------


     THIS WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into as of the ____ day of ________________, 2000 by and between VETERANS SELF-STORAGE, LLC, a California limited liability company ("Landlord"), and KANA COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S
                                ---------------

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease. All terms not defined herein shall have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are hereby incorporated herein by this reference.

     B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                              A G R E E M E N T S
                              -------------------

     1.   LANDLORD'S WORK.
          ---------------

          (a)  Construction of Landlord's Work. Landlord will construct at
               -------------------------------
Landlord's sole cost and expense, through its contractor, the improvements described in Schedule 1 attached hereto and incorporated herein by this
             ----------
reference (collectively, the "Landlord's Work"). The Landlord's Work shall be constructed in accordance with Landlord's plans and specifications therefor ("Landlord's Work Plans and Specifications"). No changes, alterations, or modifications shall be made to the Landlord's Work Plans and Specifications without the prior written consent of Landlord and Tenant, which consent Landlord or Tenant may withhold in its sole and absolute discretion; provided, however, Landlord, without the consent of Tenant, shall be entitled to make any changes, alterations, or modifications to the Landlord's Work as shown in Landlord's Work Plans and Specifications necessary to (a) accommodate on-site or field variations, (b) to comply with building codes and other applicable governmental regulations, or (c) to comply with permits, approvals or entitlements obtained by Landlord for the Landlord's Work or Landlord's intended development of the Land. The cost of any changes, alterations or modifications to the Landlord's Work requested to be made by Tenant, and approved by Landlord, shall be paid by Tenant to Landlord within ten (10) days after written demand by Landlord to Tenant therefor.

          (b)  Termination Right for Delay in Commencement of Landlord's Work.
               --------------------------------------------------------------
In the event that Landlord for reasons other than Tenant Delays has not commenced the construction of the Landlord's Work by August 1, 2000, Tenant may elect to terminate the Lease. Termination of the Lease as provided for herein shall be the sole and exclusive remedy of Tenant for delay in the commencement of the Landlord's Work. Tenant shall exercise the right to terminate provided for herein by giving Landlord written notice of its intent to so terminate

                                  EXHIBIT "C"
                                  -----------

("Construction Delay Termination Notice"). The Construction Delay Termination Notice shall be given, if at all, on or before August 10, 2000. If the Construction Delay Termination Notice is not given as and when required hereunder, then Tenant shall not be entitled to terminate the Lease. Termination of the Lease shall be effective upon Tenant's receipt of the Construction Delay Termination Notice.

     2.   TENANT IMPROVEMENTS.  After completion of the Landlord's Work Tenant
          -------------------
shall furnish and install within the Building those items of general interior tenant improvement construction [including any distribution to the Building of any of the services as provided as part of the Building Shell Work (hereafter defined in Schedule 1 attached hereto)] shown on the Final Tenant Improvement Plans and Specifications (described in Subparagraph 3(b) below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork (collectively, the "Tenant Improvements" or the "Tenant Improvement Work").

     3.   TENANT IMPROVEMENT PLANS.
          ------------------------

          (a)  Preliminary Plans and Specifications.  Tenant shall retain a
               ------------------------------------
reputable architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Tenant Improvement Plans and Specifications") for the Tenant Improvements. The Architect shall be subject to the prior written approval of Landlord, which Landlord shall not unreasonably withhold. Tenant shall deliver the Preliminary Tenant Improvement Plans and Specifications to Landlord. The Preliminary Tenant Improvement Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall approve or disapprove the Preliminary Tenant Improvement Plans and Specifications within ten (10) days after Landlord receives the Preliminary Tenant Improvement Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Tenant Improvement Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Tenant Improvement Plans and Specifications; provided, however, Landlord shall approve or disapprove any Landlord requested revisions to the Preliminary Tenant Improvement Plans and Specifications within five (5) days after Landlord's receipt of such revisions.

          (b)  Final Plans and Specifications.  After the Preliminary Tenant
               ------------------------------
Improvement Plans and Specifications are approved by Landlord, Tenant shall cause the Architect to prepare, in sixty (60) days following Landlord's approval of the Preliminary Tenant Improvement Plans and Specifications, the final working architectural and engineering plans and specifications ("Final Tenant Improvement Plans and Specifications") for the Tenant Improvements. The Final Tenant Improvement Plans and Specifications shall be consistent with the Landlord-approved Preliminary Tenant Improvement Plans and Specifications. Tenant shall

                                  EXHIBIT "C"
                                  -----------
then deliver the Final Tenant Improvement Plans and Specifications to Landlord. Landlord shall approve or disapprove the Final Tenant Improvement Plans and Specifications within ten (10) days after Landlord receives the Final Tenant Improvement Plans and Specifications and, if disapproved, Landlord shall return the Final Tenant Improvement Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Final Tenant Improvement Plans and Specifications; provided, however, Landlord shall approve or disapprove any Landlord requested revisions to the Final Tenant Improvement Plans and Specifications within five (5) days after Landlord's receipt of such revisions.

          (c)  Miscellaneous.  All deliveries of the Preliminary Tenant
               -------------
Improvement Plans and Specifications and the Final Tenant Improvement Plans and Specifications shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve all such plans and specifications, Landlord's interest in doing so is to protect the Premises and Landlord's interest. Accordingly, Tenant shall not reply upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Tenant Improvement Plans and Specifications and the Final Tenant Improvement Plans and Specifications, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

     4.   TENANT IMPROVEMENT PERMITS.  Tenant at its sole cost and expense shall
          --------------------------
obtain all governmental approvals of the Final Tenant Improvement Plans and Specifications to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Final Tenant Improvement Plans and Specifications. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Final Tenant Improvement Plans and Specifications. Tenant at its sole cost and expense shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Building.

     5.   TENANT IMPROVEMENT CONSTRUCTION.
          --------------------------------

          (a) Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Final Tenant Improvement Plans and Specifications approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Final Tenant Improvement Plans and Specifications and the completion schedule approved by Landlord. No material changes shall be made to the Final Tenant Improvement Plans and Specifications and the completion schedule approved by Landlord without Landlord's prior written consent.

                                  EXHIBIT "C"
                                  -----------

          (b) Tenant at its sole cost and expense shall employ a reputable general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Final Tenant Improvement Plans and Specifications. The Contractor selected by Tenant shall be subject to the written approval of Landlord, which approval Landlord shall not unreasonably withhold. The construction contracts between Tenant and the Contractor shall be subject to Landlord's prior written approval, which approval Landlord shall not unreasonably withhold. Proof that the Contractor is licensed in California, is bonded, and has insurance coverage typically carried by a reputable general contractor in the State of California shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. The name of all Subcontractors (hereafter defined in Subparagraph 6(b) of this Work Letter Agreement) hired by the Contractor, together with proof they are licensed in California, are bonded, and have insurance typically carried by reputable subcontractors in the State of California, shall be provided to Landlord as each separate Subcontractor is hired.

          (c) Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction:

               (i) An estimated budget and cost breakdown for the Tenant Improvements.

               (ii)  Estimated completion schedule for the Tenant Improvements.

               (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements.

          (d) Landlord shall at all times have a right to inspect the Tenant Improvements and Tenant shall immediately cease work upon written notice from the Landlord if the Tenant Improvements are not in compliance with the Final Tenant Improvement Plans and Specifications approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Final Tenant Improvement Plans and Specifications, Tenant shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Final Tenant Improvement Plans and Specifications.

          (E) Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until ten (10) days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate notice of non-responsibility.

                                  EXHIBIT "C"
                                  -----------

          (f) Tenant acknowledges and agrees that the agreements and covenants of Tenant in Subparagraphs 19(a), 19(b), and 20(a) (except as modified by Subparagraph 5(g) below) of the Lease shall be fully applicable to Tenant's construction of the Tenant Improvements.

          (g) Tenant shall maintain during the construction of the Tenant Improvements, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Tenant Improvements providing for "special form" coverage covering all improvements under construction, including building materials, and other or different insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements. Landlord reserves the right to establish reasonable rules and regulations for the use of the Premises during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

          (h) Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, and of which shall be to the Landlord's reasonable satisfaction:

               (i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issues by the City of Redwood City.

               (ii) A Certificate of Completion signed by the Architect who prepared the Final Tenant Improvement Plans and Specifications approved by the Landlord.

               (iii) A copy of as-built plans and specifications for the Tenant Improvements.

               (iv) Final and unconditional mechanic's lien waivers from all the contractors, subcontractors, materialmen and suppliers who furnished work or materials in connection with the construction of the Tenant Improvements.

               (v) Copies of any warranties covering the Tenant Improvements or any portions thereof.

               (vi) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of San Mateo County, and the expiration of the period of time within which any mechanic's liens may be filed without the filing of any such liens.

     6.   TENANT IMPROVEMENT ALLOWANCE.
          ----------------------------

          (a)  Tenant Improvement Allowance.  Landlord hereby grants to Tenant
               ----------------------------
the Tenant Improvement Allowance described in Subparagraph 1(q) of the Lease. The Tenant Improvement Allowance shall only be used for:

                                  EXHIBIT "C"
                                  -----------

               (i) Payment of the cost of preparing the Preliminary Tenant Improvement Plans and Specifications and the Final Tenant Improvement Plans and Specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans; provided, however, no more than Seventy-Five Thousand and 00/100ths Dollars ($75,00.00) of the Tenant Improvement Allowance may be used for the payment of the Architect, designers and any other consultants used or consulted by Tenant in connection with the planning or construction of the Tenant Improvements.

               (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

               (iii) Construction of the Tenant Improvements, including, without limitation, the following:

                     (aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                     (bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

                     (cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

                     (dd) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                     (ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

                     (ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

                     (gg) Testing and inspection costs; and

                     (hh) All reasonable contractors' fees for the construction of the Tenant Improvements.

          Notwithstanding anything to the contrary in this Work Letter Agreement or the Lease, the Tenant Improvements Allowance shall not be used for the acquisition of Tenant's

                                  EXHIBIT "C"
                                  -----------
personal property or trade fixtures nor for any expenses incurred by Tenant in moving into the Premises.

          (b)  Payment of Tenant Improvement Allowance.  Landlord shall pay to
               ---------------------------------------
Tenant from the Tenant Improvement Allowance monthly, as progress payments, amounts necessary to reimburse Tenant for the costs of the Tenant Improvements paid or incurred by Tenant. Payment of any Tenant Improvement Allowance progress payment shall be made only after satisfaction of the following conditions precedent: (i) receipt of Landlord of a written request for payment of a Tenant Improvement Allowance progress payment, in form and content reasonably satisfactory to Landlord; (ii) receipt by Landlord of conditional mechanics' lien releases from the Contractor and all major subcontractors and labor suppliers (hereafter defined) (the major subcontractors and labor suppliers are collectively referred to herein as the "Subcontractors") for all work completed and materials supplied by the Contractor and the Subcontractors to be paid by the subject Tenant Improvement Allowance progress payment, conditioned only upon payment of the sum due the Contractor and the Subcontractors for such work completed and materials supplied; (iii) receipt by Landlord of any and all documentation requested by Landlord detailing the Tenant Improvement work which has been completed and the materials and supplies used, including, without limitation, invoices, bills, or statements for such work materials and supplies;
(iv) completion by Landlord or Landlord's agents or any inspections of the Tenant Improvement work completed and the materials and supplies used as deemed necessary by Landlord; (v) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and the Subcontractors for all progress payments prior to the progress payments for which Tenant is requesting payment; and (vi) satisfaction of any and all other reasonable conditions which may be imposed by Landlord or Landlord's lender providing the financing for the funding of the Tenant Improvement Allowance ("Lender"). A request for payment of a Tenant Improvement Allowance progress payment, together with all other additional required documentation in connection therewith, shall be submitted by Tenant on the first (1st) business day of a calendar month. Payment of the Tenant Improvement Allowance progress payment shall be paid by Landlord to Tenant within thirty (30) days after receipt by Landlord of Tenant's request for payment and satisfaction of all other conditions described above in this Subparagraph 6(b); provided, however, if Landlord does not, within such thirty
(30) day period, receive proceeds from its loan from Lender to pay such Tenant Improvement Allowance progress payment, then Landlord shall pay such progress payment within three (3) business days after receipt of such loan proceeds from its Lender. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain from each Tenant Improvement Allowance progress payment ten percent (10%) of such Tenant Improvement Allowance progress payment amount until thirty (30) days after the last of the following has occurred: (x) the last of the matters described in Subparagraphs 5(h)(i) through (vi) above has occurred; and (y) the Usable Square Footage of the Building has been calculated as provided for in Subparagraph 2(d) of the Lease. Further notwithstanding the foregoing to the contrary, Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive any such Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default under this Work Letter Agreement or the Lease. For purposes of this Subparagraph 6(b) a "major subcontractor or labor supplier" shall be a subcontractor or

                                  EXHIBIT "C"
                                  -----------
supplier providing in excess of Fifty Thousand and 00/100ths Dollars ($50,000.00) of services, labor, supplies, or materials in connection with the construction of the Tenant Improvements.

          (c)  Unused Tenant Improvement Allowance Amounts. Any unused portion
               -------------------------------------------
of the Tenant Improvement Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

     7.   TENANT DELAYS. For purposes of the Lease and this Work Letter
          -------------
Agreement, "Tenant Delays" shall mean any delay in the completion of the Landlord's Work, or any portion thereof, resulting from any or all of the following:

          (a) Tenant's failure to timely perform any of its obligations pursuant to the Lease or this Work Letter Agreement relating to the Landlord's Work, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to any schedule delivered by Landlord to Tenant;

          (b) Tenant's changes to the Landlord's Work Plans and Specifications requested by Tenant and approved by Landlord;

          (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Landlord's Building Standards; or

          (d) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

Notwithstanding the foregoing to the contrary, none of the delays described in clauses (a) through (d) above of this Paragraph 7 shall constitute a Tenant Delay unless and until Tenant has received from Landlord a written notice of such delay and Tenant has failed within five (5) days of Tenant's receipt of such notice to perform such act causing such delay.

     8.   LANDLORD DELAYS. For purposes of the Lease and this Work Letter
          ---------------
Agreement, "Landlord Delays" shall mean any delay in the substantial completion of the Tenant Improvements, or any portion thereof, resulting from any or all of the following:

          (a) Landlord's failure to approve or disapprove the Preliminary Tenant Improvement Plans and Specifications or the Final Tenant Improvement Plans and Specifications within the time period required by this Work Letter Agreement;

          (b) Landlord's failure to perform any of its material obligations under this Work Letter Agreement other than those obligations described in clause (a) above; and

                                  EXHIBIT "C"
                                  -----------

          (c) Landlord's failure to allow Tenant sufficient access to the Building during the ninety (90) day period described in Subparagraph 1(k) of the Lease to cause the Tenant Improvements to be constructed.

Notwithstanding the foregoing to the contrary, none of the delays described in clauses (a) through (c) above of this Paragraph 8 shall constitute a Landlord Delay unless and until Landlord has received from Tenant a written notice of such delay and Landlord has failed within five (5) days of Landlord's receipt of such notice to perform such act causing such delay.

                                  EXHIBIT "C"
                                  -----------

     IN WITNESS WHEREOF, the undersigned Landlord and Tenant have executed this Work Letter Agreement as of the date of the Lease.

TENANT:                           LANDLORD:

KANA COMMUNICATIONS, INC.,        VETERANS SELF-STORAGE, LLC,
a California corporation          a California limited liability company

By:__________________________     By:   Hunter/Storm Veterans, LLC
                                        a California limited liability company

Name:________________________     Its:  Manager

Title:_______________________

                                        By:______________________________
                                                Derek K. Hunter, Jr.
By:__________________________           Its:    Member

Name:________________________
                                        By:______________________________
Title:_______________________                   Edward D. Storm
                                        Its:    Member

                                  EXHIBIT "C"
                                  -----------

                        DESCRIPTION OF LANDLORD'S WORK
                        ------------------------------


The Landlord's Work shall consist of all of the following: (a) the Building Shell Work (hereafter defined), (b) the Parking Structure Work (hereafter defined), and (c) the Outside Areas Work (hereafter defined).

A. The "Building Shell Work" shall mean and consist of only the following work:

A four-story concrete steel structure with approximately eighty five percent (85%) of the perimeter containing glass, consisting of the following:

1.   Building Structure:

     a. The foundation shall include footings, foundation walls or other building foundation components required to support the entire building structure with structural reinforcement as required.

     b. Columns shall be steel tube; beams/purlins/joists shall be structural steel solid shapes -no bar joists.

     c. All columns, beams, joists, purlins, headers or other structural members as required to support the roof deck and roofing membrane.

     d. Five inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required as specified by a California licensed structural engineer. The slab on grade should be waterproof and impervious to upward vapor migration to avoid deterioration of vinyl tile.

     e. Exterior walls that enclose the perimeter of the building or service yard shall be concrete with steel reinforcing and structural connections that may be necessary or required.

     f. All exterior glass and glazing with anodized aluminum frames with soffits and overhangs. Glass to be tinted as appropriate to the aesthetic design of the building and Title 24 requirements. All exterior doors, door closers and locking devices necessary for proper functioning.

     g. Steel deck roof systems with insulation on top to meet Title 24 requirements.

     h. Four (4) ply built-up roofing with cap sheet (bondable to 10 years) and all flashing by Owens-Corning, John Manville, or equal providing a waterproof building shell.

                                  EXHIBIT "D"
                                  -----------

     i. Exterior painting of all concrete with Tex-Coat or Kel-Tex textural painting. All caulking of exterior concrete joints providing a complete waterproof building shell.

     j. A building interior clear height of fourteen feet (14') to bottom of structural beams.

     k.   A metal roof screen to a level of eight (8) feet above roof height.

2.   Plumbing:

     a.   Sanitary sewer systems to consist of the main line.

     b. Underground sanitary sewer laterals connected to the city sewer main in the street and piped into the building and under the concrete slab on grade for the length of the building. Main waste lines under the slab will be at a location to the building rest room locations.

     c. Domestic water mains connected to the city water main in the street and stubbed to the building. Water mains to the building shall not be less than 2" in size.

     d. Roof drain leaders and roof overflows piped and draining onto paved areas or connected to the site storm drainage system.

     e. Gas lines and primary electrical connected to the city or public utility mains and run to gas meters adjacent to, or in proximity to, the building. Meter supplied by utility company.

     f. Gas main to be sized for 4,000,000 (four million) BTU's or 4,000 cubic feet per hour.

3.   Electrical:

     a. A primary electrical service to the building, including underground conduit wire feeders, transformers, and transformer pads. Underground conduits and secondary feeders from transformer pads into the building's main switchgear and electrical room. The electrical characteristics of the secondary conduit sized for a transformer with a rated capacity of 2,000 amps of 277/480 volts, three phase, four wire.

     b. Underground pull section, meter, and house panel for exterior lighting and landscaping.

     c. An electrically operated landscape irrigation system, with controller, such that it is a complete and functioning system.

                                  EXHIBIT "D"
                                  -----------

     d. Underground conduit from the building to the main fire protection system shut-off valve (PlV) for installation of supervisory alarm wiring.

     e. Telephone service conduits from the street to a designated location in the building are required as part of the shell.

     f. Electrical and gas services are each to have two meters for a total of four meters.

4.   Fire Protection (Sprinklers):

     a. A complete and fully functional overhead system of laboratory density distributed throughout the building. All locations must be provided with plugged tees for future below-ceiling use.

     b. System shall include all upright pendant sprinkler beads ("uppers") with plugged tees for future sprinkler head drops.

     c. Site sprinkler main to be sized adequately to support required densities.

5.   Core Improvements:

     a. Lighting and controls for restrooms, Janitor rooms, Accessory rooms, Exit corridors, stair wells, Elevator Machine rooms (to be located on the roof, but not shown), 10x12 Fire pump.

     b. Convenience power for restrooms, Janitor rooms, Accessory rooms, Exit corridors, Elevator Machine rooms (to be located on the roof), but now shown), 10x12 Fire pump room (Not shown).

     c. Fire/Life safety system with expansion capability for future tenant improvements.

     d.   Exit lighting as required.

     e. Power for hydraulic elevators as shown. Elevator controls to be located in the elevator room. Power for elevator pit sump pumps.

     f. Power for house HVAC system. Allow for 325 tons of VAV with VAV reheat. Allow for up to three main units, and accessory equipment such as control air compressor, boiler, etc. Exhaust fans for stairwell pressurization. Exhaust fans for restrooms, and mechanical rooms as required.

     g.   Power for water heaters for housing plumbing system.

     h.   Three (3) finished hydraulic elevators.

                                  EXHIBIT "D"
                                  -----------

     i. Restrooms at each floor per plan with tile floor finishes, formica partitions and marble countertops.

     j.   Fire system included in the shell description.

     k.   Roof screen included in the shell description.

     l.   Base utilities included in the shell description.

B. The "Parking Structure Work" shall mean and consist of only the following work:

     A four-level, approximately 170 stall garage built out of concrete, with all necessary ADA improvements, an automotive fire system, elevator and at least two stair wells. Power will be provided from the house meter to operate lighting, elevator and future gate controls, if necessary.

C.   The "Outside Areas Work" shall mean and consist of only the following work:

     1. All work outside the Building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required, i.e. reinforced roadway section to truck doors), retaining walls and trash enclosures.

     2. Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

     3. All parking lot striping to include handicap signage wheel stops, and spaces.

     4. Underground site storm drainage systems shall be connected to the city storm system main.

     5. Trash enclosure with two sets of double doors to accommodate oversize dumpsters.

                                  EXHIBIT "D"
                                  -----------

                          NOTICE OF LEASE TERM DATES
                          --------------------------



To:  Kana Communications, Inc.                    Date:_____________

     _____________________________
     _____________________________


Re: Lease dated ________________, 2000 (the "Lease"), between Veterans Self-Storage LLC, a California limited liability company, ("Landlord"), and Kana Communications, Inc., a Delaware corporation, ("Tenant"), for premises in Redwood City, California, more particularly described in the Lease (the "Premises").


Gentlemen:

     In accordance with the subject Lease, we wish to advise and/or confirm as follows:

     1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction except as may be indicated on the "Punch-List" prepared by Landlord and Tenant.

     2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the Lease the Commencement Date is _________________, and the Term of the Lease shall expire on ______________.

     3.   That in accordance with the Lease, Rent commenced to accrue on
__________________.

     4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

     5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your Rent checks should be made payable to _________________________________ at ______________________________.

                                  EXHIBIT "D"
                                  -----------

     [6. The number of Rentable Square Feet within the Building is __________ square feet as determined in accordance with the terms of the Lease.]

     LANDLORD:                     VETERANS SELF-STORAGE, LLC,
                                   a California limited liability company

                                   By:   Hunter/Storm Veterans, LLC
                                         a California limited liability company
                                   Its:  Manager


                                         By:______________________________
                                                Derek K. Hunter, Jr.
                                         Its:   Member


                                         By:______________________________
                                                Edward D. Storm
                                         Its:   Member


                                   AGREED AND ACCEPTED:


     TENANT:                       KANA COMMUNICATIONS, INC.,
                                   a Delaware corporation


                                   By:_____________________________

                                   Name:___________________________

                                   Title:__________________________


                                   By:_____________________________

                                   Name:___________________________

                                   Title:__________________________

                                  EXHIBIT "D"
                                  -----------

                             RULES AND REGULATIONS
                             ---------------------


     1. If Tenant requires telegraphic, satellite dishes, antennae or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

     2. Tenant shall not place a load upon any floor of the Building which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense.

     3. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     4. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

     5. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     6. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

     7. Tenant shall not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or other improvements on the Premises. Tenant shall not interfere with any radio or television broadcasting or reception.

     8. Tenant shall store all its trash in the trash storage areas of the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     9. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on

                                  EXHIBIT "E"
                                  -----------
the Premises without Landlord's consent, except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     10. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     11. The following rules and regulations shall govern the use of the parking facilities which serve the Building (including the Parking Structure):

          a. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles shall be left in the parking areas overnight and no vehicles shall park in the parking areas other than automobiles, motorcycles and four wheeled trucks. No extended term storage of vehicles shall be permitted.

          b. Vehicles must be parked entirely within painted stall lines of a single parking stall.

          c.   All directional signs and arrows must be observed.

          d. The speed limit within all parking areas shall be five (5) miles per hour.

          e.   Parking is prohibited:

               (i)    in areas not striped for parking;

               (ii)   in aisles;

               (iii)  where "no parking" signs are posted;

               (iv)   on ramps; and

               (v)    in cross-hatched areas.

          f. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          g. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not mutilate in any

                                  EXHIBIT "E"
                                  -----------
manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

          h. Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building. Such programs may include, but shall not be limited to, carpools, van pools and other ride sharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate occupants of the Premises with existing or proposed traffic mitigation programs.

     12. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

     13. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional reasonable and non-discriminatory rules and regulations which are adopted.

     14. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                  EXHIBIT "E"
                                  -----------

                    FORM OF SUBORDINATION, NON-DISTURBANCE,
                           AND ATTORNMENT AGREEMENT

                                  EXHIBIT "F"
                                  -----------